Exhibit 10.4
EXECUTION COPY
INTERCREDITOR AGREEMENT
between
BANK OF AMERICA, N.A.,
as ABL Agent,
and
JPMORGAN CHASE BANK, N.A.,
as Term Agent
Dated as of June 17, 2011

i

ii

INTERCREDITOR AGREEMENT
THIS INTERCREDITOR AGREEMENT (as amended, supplemented, restated, amended and restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of June 17, 2011 between BANK OF AMERICA, N.A. (“Bank of America”), in its capacities as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “ABL Agent”) for (i) the financial institutions, lenders and issuers party from time to time to the ABL Credit Agreement referred to below (such financial institutions, lenders and issuers together with their respective successors, assigns and transferees, including any letter of credit issuers under the ABL Credit Agreement, the “ABL Lenders”), (ii) any ABL Cash Management Affiliates (as defined below) and (iii) any ABL Hedging Affiliates (as defined below) (such ABL Cash Management Affiliates and ABL Hedging Affiliates, together with the ABL Agent and the ABL Lenders and any other secured parties under any ABL Credit Agreement or any other ABL Document (as defined below), the “ABL Secured Parties”), and JPMORGAN CHASE BANK, N.A., in its capacities as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “Term Agent”) for (i) the financial institutions, lenders and investors party from time to time to the Term Credit Agreement referred to below (such financial institutions, lenders and investors, together with their respective successors, assigns and transferees, the “Term Lenders”), (ii) any Term Cash Management Affiliates (as defined below) and (iii) any Term Hedging Affiliates (as defined below) (such Term Cash Management Affiliates and Term Hedging Affiliates, together with the Term Agent and the Term Lenders and any other secured parties under any Term Credit Agreement or any other Term Document (as defined below), the “Term Secured Parties”).
RECITALS
A. Pursuant to that certain Credit Agreement dated as of August 26, 2008 among Warnaco Inc., a Delaware corporation (“Warnaco” or the “ABL US Borrower”), The Warnaco Group, Inc., a Delaware corporation (“Holdings”), the ABL Lenders, the ABL Agent and certain other Persons (as defined below) (as such agreement may be amended, supplemented, restated, amended and restated, extended, renewed, replaced, refinanced and/or otherwise modified from time to time, the “ABL Credit Agreement”), the ABL Lenders have agreed to make certain loans and other financial accommodations to or for the benefit of the ABL US Borrower.
B. Pursuant to that certain Guaranty dated as of August 26, 2008 (as the same may be amended, amended and restated, supplemented, restated, replaced and/or otherwise modified from time to time, the “ABL US Credit Agreement Guaranty”) by the ABL Guarantors (as hereinafter defined) in favor of certain of the ABL Secured Parties, the ABL Guarantors have agreed to guarantee the payment of certain of the ABL US Borrower’s obligations under the ABL Documents.
C. Pursuant to that certain U.S. Loan Party Canadian Facility Guaranty dated as of August 26, 2008 (as the same may be amended, amended and restated, supplemented, restated, replaced and/or otherwise modified from time to time, the “ABL Canadian Credit Agreement Guaranty”) by the ABL Guarantors and the ABL US Borrower in favor of certain lenders, issuers and other Persons, the ABL Guarantors and the ABL US Borrower have agreed to guarantee the payment of certain of the ABL Canadian Secured Obligations (as defined below).

D. As a condition to the effectiveness of the ABL Credit Agreement and to secure the obligations of the ABL US Borrower and the ABL Guarantors (the ABL US Borrower, the ABL Guarantors and each other direct or indirect subsidiary or parent of the ABL US Borrower or any of their affiliates that is now or hereafter becomes a party to any ABL Document, collectively, the “ABL Credit Parties”) under and in connection with the ABL Documents, the ABL Credit Parties have granted to the ABL Agent (for the benefit of the ABL Secured Parties) Liens (as hereinafter defined) on the Collateral (as hereinafter defined).
E. Pursuant to that certain Credit Agreement dated as of the date hereof among Warnaco, certain subsidiaries of Warnaco (together with Warnaco, the “Term Borrowers”), Holdings, the Term Lenders and the Term Agent (as such agreement may be amended, supplemented, restated, amended and restated, extended, renewed, replaced, refinanced and/or otherwise modified from time to time, the “Term Credit Agreement”), the Term Lenders have agreed to make a term loan to the Term Borrowers.
F. Pursuant to that certain Guaranty dated as of the date hereof (as the same may be amended, amended and restated, supplemented, restated, replaced and/or otherwise modified from time to time, the “Term Guaranty”) by the Term Guarantors (as hereinafter defined) in favor of certain of the Term Secured Parties, the Term Guarantors have agreed to guarantee the payment of certain of the Term Borrowers’ obligations under the Term Documents (as hereinafter defined).
G. As a condition to the effectiveness of the Term Credit Agreement and to secure the obligations of the Term Borrowers and the Term Guarantors (the Term Borrowers, the Term Guarantors and each other direct or indirect subsidiary or parent of any of the Term Borrowers or any of its affiliates that is now or hereafter becomes a party to any Term Document, collectively, the “Term Credit Parties”) under and in connection with the Term Documents, the Term Credit Parties have granted to the Term Agent (for the benefit of the Term Secured Parties) Liens on the Collateral.
H. Each of the ABL Agent (on behalf of the ABL Secured Parties) and the Term Agent (on behalf of the Term Secured Parties) and, by their acknowledgment hereof, the ABL Credit Parties and the Term Credit Parties, desire to agree to the relative priority of Liens on the Collateral and certain other rights, priorities and interests as provided herein.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.1 UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Account, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Deposit Account, Document, Electronic Chattel Paper, Equipment, Financial Asset, Fixtures, General Intangible, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Money, Payment Intangible, Promissory Note, Records, Security, Securities Account, Security Entitlement, Supporting Obligation and Tangible Chattel Paper.

Section 1.2 Other Definitions. Subject to Section 1.1, as used in this Agreement, the following terms shall have the meanings set forth below:
“ABL Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor or successors thereto as well as any Person designated as the “Agent”, “Administrative Agent”, “Collateral Agent”, or similar term under any ABL Credit Agreement.
“ABL Canadian Credit Agreement” shall mean that certain Credit Agreement dated as of August 26, 2008 among Warnaco of Canada Company, Holdings, the lenders and letter of credit issuers party thereto from time to time, Bank of America, as administrative agent and as collateral agent, and certain other Persons, as such agreement may be amended, supplemented, amended and restated, extended, renewed, replaced, refinanced and/or otherwise modified from time to time and shall include any one or more other agreements, indentures or facilities extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the ABL Canadian Secured Obligations, whether by the same or any other agent, trustee, lender, group of lenders, creditor or group of creditors and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.
“ABL Canadian Credit Agreement Guaranty” shall have the meaning assigned to that term in the recitals to this Agreement and shall also include any other guaranty made by an ABL Guarantor or the ABL US Borrower guaranteeing the payment of any ABL Canadian Secured Obligations.
“ABL Canadian Secured Obligations” shall mean the Secured Obligations (as defined in the ABL Canadian Credit Agreement).
“ABL Cash Management Affiliate” shall mean any ABL Cash Management Bank that is owed ABL Cash Management Obligations by an ABL Credit Party and which ABL Cash Management Obligations are secured by one or more ABL Collateral Documents, together with their respective successors, assigns and transferees (even if such ABL Cash Management Bank ceases to be an Agent (as defined in the ABL Credit Agreement), an ABL Lender or an Affiliate of an Agent (as defined in the ABL Credit Agreement) or of an ABL Lender under the ABL Credit Agreement for any reason).
“ABL Cash Management Bank” shall mean any Person that is or was an Agent (as defined in the ABL Credit Agreement) or an ABL Lender or an Affiliate of an Agent (as defined in the ABL Credit Agreement) or of an ABL Lender.
“ABL Cash Management Obligations” shall mean obligations owed by the ABL US Borrower or any other ABL Credit Party to any ABL Cash Management Bank in respect of or in connection with any Cash Management Services. The term “ABL Cash Management Obligations” shall include “Cash Management Obligations” constituting “Secured Obligations” (as such terms are defined in the ABL Credit Agreement).

“ABL Collateral Documents” shall mean all “Collateral Documents” or similar term as defined in any ABL Credit Agreement, and all other security agreements, mortgages, deeds of trust, account control agreements, customs brokers agreements, collateral access agreements, and other collateral documents executed and delivered in connection with any ABL Credit Agreement, in each case as the same may be amended, amended and restated, supplemented, restated, replaced or otherwise modified from time to time.
“ABL Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement and shall include any one or more other agreements, indentures or facilities extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the ABL Obligations, whether by the same or any other agent, trustee, lender, group of lenders, creditor or group of creditors and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.
“ABL Credit Parties” shall have the meaning assigned to that term in the recitals to this Agreement.
“ABL Deposit and Securities Accounts” shall mean all Deposit Accounts, Securities Accounts, collection accounts and lockbox accounts (and all related lockboxes) of the Credit Parties (other than the Term Loan Priority Accounts).
“ABL Documents” shall mean any ABL Credit Agreement, any ABL Canadian Credit Agreement Guaranty, any ABL US Credit Agreement Guaranty, any ABL Collateral Document, all agreements regarding Cash Management Services between the ABL US Borrower or any other ABL Credit Party and any ABL Cash Management Affiliate, any ABL Hedging Agreement between any ABL Credit Party and any ABL Hedging Affiliate, any other ancillary agreement as to which any ABL Secured Party is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any ABL Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the ABL Agent or any other ABL Secured Party, in connection with any of the foregoing or any ABL Credit Agreement, in each case as the same may be amended, amended and restated, supplemented, restated or otherwise modified from time to time.
“ABL Guarantors” shall mean the collective reference to (i) Holdings and each Domestic Subsidiary (as defined in the ABL Credit Agreement) of Holdings (other than the ABL US Borrower) and (ii) any other Person (other than, in the case of any ABL Canadian Credit Agreement Guaranty, a Canadian Subsidiary of Holdings) who becomes a guarantor under any ABL Canadian Credit Agreement Guaranty or any ABL US Credit Agreement Guaranty. The term “ABL Guarantors” shall include all “Guarantors” as defined in the ABL Credit Agreement.
“ABL Hedge Bank” shall mean any Person that is or was an Agent (as defined in the ABL Credit Agreement) or an ABL Lender or an Affiliate of an Agent (as defined in the ABL Credit Agreement) or of an ABL Lender.
“ABL Hedging Affiliate” shall mean any ABL Hedge Bank that has entered into an ABL Hedging Agreement with an ABL Credit Party with the obligations of such ABL Credit Party thereunder being secured by one or more ABL Collateral Documents, together with their respective successors, assigns and transferees (even if such ABL Hedge Bank ceases to be an Agent (as defined in the ABL Credit Agreement), an ABL Lender or an Affiliate of an Agent (as defined in the ABL Credit Agreement) or of an ABL Lender under the ABL Credit Agreement for any reason).

“ABL Hedging Agreement” shall mean any “Hedging Contract” as defined in the ABL Credit Agreement.
“ABL Lenders” shall have the meaning assigned to that term in the introduction to this Agreement, as well as any Person designated as a “Lender” or an “Issuer” or similar term under any ABL Credit Agreement.
“ABL Obligations” shall mean any and all obligations of every nature of each ABL Credit Party from time to time owed to the ABL Secured Parties, or any of them, under, in connection with, or evidenced or secured by any ABL Document, including, without limitation, all “Obligations”, “Secured Obligations” or similar term as defined in any ABL Credit Agreement and whether for principal, interest, reimbursement of amounts drawn under letters of credit, payments for early termination of ABL Hedging Agreements, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of any ABL Document (including interest, fees, expenses and indemnifications which, but for the filing of a petition in bankruptcy with respect to such ABL Credit Party, would have become due or accrued on any ABL Obligation, whether or not a claim is allowed against such ABL Credit Party for such interest, fees, expenses and indemnifications in the related bankruptcy proceeding), as amended, restated, amended and restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.
“ABL Priority Collateral” shall mean all Collateral consisting of the following (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws), would be ABL Priority Collateral):
(1) all Accounts, other than Accounts which constitute identifiable proceeds of Term Priority Collateral;
(2) cash, Money and cash equivalents (other than identifiable proceeds of Term Priority Collateral);
(3) all (x) Deposit Accounts (other than Term Loan Priority Accounts), lockbox accounts and lockboxes (including in any event all Cash Collateral Accounts and Special Cash Collateral Accounts, as such terms are defined in the ABL Credit Agreement) and Money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein (including funds on account of intercompany indebtedness between or among the Credit Parties or their Affiliates to the extent owing in respect of ABL Priority Collateral), (y) Securities Accounts (other than Term Loan Priority Accounts), Security Entitlements and Securities credited to such a Securities Account (other than Equity Interests) and (z) Commodity Accounts (other than Term Loan Priority Accounts) and Commodity Contracts credited thereto, and, in each case, all cash, Money, cash equivalents, checks and other property held therein or credited thereto (other than Equity Interests); provided, however, that to the extent that identifiable proceeds of Term Priority Collateral are deposited in any such Deposit Accounts or Securities Accounts, after the giving in accordance with Section 7.5 of a Term Cash Proceeds Notice to the ABL Agent with respect to such identifiable proceeds, such identifiable proceeds shall be treated as Term Priority Collateral;

(4) all Inventory;
(5) to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (1) through (4) constituting ABL Priority Collateral, all Documents, General Intangibles (including all rights under contracts but excluding any Intellectual Property), Instruments (including Promissory Notes), Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper) and Commercial Tort Claims; provided that to the extent any of the foregoing also relates to Term Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) through (4) shall be included in the ABL Priority Collateral;
(6) to the extent relating to any of the items referred to in the preceding clauses (1) through (5) constituting ABL Priority Collateral, all Supporting Obligations and Letter-of-Credit Rights; provided that to the extent any of the foregoing also relates to Term Priority Collateral only that portion related to the items referred to in the preceding clauses (1) through (5) shall be included in the ABL Priority Collateral;
(7) all books and Records relating to the items referred to in the preceding clauses (1) through (6) constituting ABL Priority Collateral (including all books, databases, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (6) constituting ABL Priority Collateral but, in each case, excluding any Intellectual Property); and
(8) all collateral security and guarantees with respect to any of the foregoing and all cash, Money, cash equivalents, insurance proceeds, Instruments, Securities and Financial Assets received as proceeds of any of the foregoing and any other proceeds of any of the foregoing (such proceeds, “ABL Priority Proceeds”).
“ABL Recovery” shall have the meaning set forth in Section 5.3(a).
“ABL Secured Parties” shall have the meaning assigned to that term in the introduction to this Agreement.
“ABL US Borrower” shall have the meaning assigned to that term in the recitals to this Agreement.
“ABL US Credit Agreement Guaranty” shall have the meaning assigned to that term in the recitals to this Agreement and shall also include any other guaranty made by an ABL Guarantor guaranteeing the payment of any ABL Obligations.

“Affiliate” shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Agent(s)” shall mean individually the ABL Agent or the Term Agent and collectively shall mean both the ABL Agent and the Term Agent.
“Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.
“Asset Sale Proceeds Pledged Account” shall mean an account held at, and subject to the dominion and control of, the Term Agent in which the proceeds from any disposition of Term Priority Collateral is held pending reinvestment pursuant to the Term Credit Agreement. For clarity, the amounts on deposit in such Asset Sale Proceeds Pledged Account shall constitute Collateral.
“Bank of America” shall have the meaning assigned to that term in the introduction to this Agreement.
“Bankruptcy Code” shall mean Title 11 of the United States Code, as now or hereafter in effect or any successor thereto.
“Borrowers” shall mean the ABL US Borrower and the Term Borrowers.
“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed (or are in fact closed).
“Capitalized Leases” shall mean all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.
“Cash Management Services” shall mean any agreement or arrangement to provide cash management services, including automated clearinghouse transfers, controlled disbursement accounts, treasury, depository, overdraft, credit card processing, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.
“Collateral” shall mean all Property now owned or hereafter acquired by any Borrower or any Guarantor in or upon which a Lien is granted or purported to be granted to any ABL Agent or any Term Agent under any of the ABL Collateral Documents or the Term Collateral Documents, together with all rents, issues, profits, products and Proceeds thereof.
“Control” shall have the meaning specified in the definition of “Affiliate”.

“Control Collateral” shall mean any Collateral consisting of any Certificated Security (as defined in Section 8-102 of the Uniform Commercial Code), Investment Property, Deposit Account, Instruments and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.
“Copyright Licenses” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Credit Party or that such Credit Party otherwise has the right to license, or granting any right to any Credit Party under any Copyright now or hereafter owned by any third party, and all rights of such Credit Party under any such agreement.
“Copyrights” shall mean all of the following now owned or hereafter acquired by or assigned to any Credit Party: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, whether registered or unregistered and whether published or unpublished, (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, and all: (i) rights and privileges arising under applicable law with respect to such Credit Party’s use of such copyrights, (ii) reissues, renewals and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.
“Credit Documents” shall mean the ABL Documents and the Term Documents.
“Credit Parties” shall mean the ABL Credit Parties and the Term Credit Parties.
“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“DIP Financing” shall have the meaning set forth in Section 6.1(a).
“Discharge of ABL Obligations” shall mean (a) the payment in full in cash of all outstanding ABL Obligations excluding contingent indemnity obligations with respect to then unasserted claims but including (i) with respect to amounts available to be drawn under outstanding letters of credit issued under any ABL Credit Agreement (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit), the cancellation of such letters of credit or the delivery or provision of cash collateral or backstop letters of credit in respect thereof in compliance with the terms of any ABL Credit Agreement (including in any event in compliance with the terms of Section 10.7(b)(i) of the ABL Credit Agreement in order to permit the release by the ABL Agent of its Liens in the Collateral) (which shall not exceed an amount equal to 105% of the aggregate undrawn amount of such letters of credit) and (ii) with respect to ABL Hedging Agreements and ABL Cash Management Obligations (or indemnities or other undertakings issued pursuant thereto in respect of outstanding ABL Hedging Agreements and ABL Cash Management Obligations) the termination thereof and payment in full in cash of all ABL Obligations (other than contingent indemnity obligations with respect to then unasserted claims) with respect thereto or the delivery or provision of cash collateral in respect thereof in compliance with the terms of any ABL Credit Agreement or other ABL Document, (b) the termination of all commitments to extend credit under any of the ABL Documents, (c) the payment in full in cash of all outstanding obligations the payment of which is guaranteed under any ABL Canadian Credit Agreement Guaranty and of all outstanding ABL Canadian Secured Obligations excluding contingent indemnity obligations with respect to then unasserted claims but including (i) with respect to amounts available to be drawn under outstanding letters of credit issued under the ABL Canadian Credit Agreement (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit), the cancellation of such letters of credit or the delivery or provision of cash collateral or backstop letters of credit in respect thereof in compliance with the terms of any ABL Credit Agreement (including in any event in compliance with the terms of Section 10.7(b)(i) of the ABL Credit Agreement in order to permit the release by the ABL Agent of its Liens in the Collateral) (which shall not exceed an amount equal to 105% of the aggregate undrawn amount of such letters of credit) and (ii) with respect to Hedging Contracts (as defined in the ABL Canadian Credit Agreement) and Cash Management Services, in each instance, the obligations under or in connection with which constitute ABL Canadian Secured Obligations (or indemnities or other undertakings issued pursuant thereto in respect thereof), the termination thereof and payment in full in cash of all ABL Canadian Secured Obligations (other than contingent indemnity obligations with respect to then unasserted claims) with respect thereto or the delivery or provision of cash collateral in respect thereof in compliance with the terms of any ABL Credit Agreement or other ABL Document, and (d) the termination of all commitments to extend credit under the ABL Canadian Credit Agreement.
“Discharge of Term Obligations” shall mean (i) the payment in full in cash of all outstanding Term Obligations (other than contingent indemnity obligations with respect to then unasserted claims) and (ii) with respect to Term Hedging Agreements with any Term Hedging Affiliate and Term Cash Management Obligations (or indemnities or other undertakings issued pursuant thereto in respect of outstanding Term Hedging Agreements and Term Cash Management Obligations) the termination thereof and payment in full in cash of all Term Obligations (other than contingent indemnity obligations with respect to then unasserted claims) with respect thereto or the delivery or provision of cash collateral in respect thereof in compliance with the terms of any Term Credit Agreement.
“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Credit Party now or hereafter has any right, title or interest.
“Enforcement Notice” shall mean a written notice delivered by either the ABL Agent or the Term Agent to the other announcing that an Enforcement Period has commenced.
“Enforcement Period” shall mean the period of time following the receipt by either the ABL Agent or the Term Agent of an Enforcement Notice from the other and continuing until the earliest of (a) in the case of an Enforcement Period commenced by the Term Agent, the Discharge of Term Obligations, (b) in the case of an Enforcement Period commenced by the ABL Agent, the Discharge of ABL Obligations, or (c) when the ABL Agent or the Term Agent (as applicable) terminates, or agrees in writing to terminate, the Enforcement Period.

“Equity Interest” shall mean, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
“Event of Default” shall mean an “Event of Default” or similar term under and as defined in any ABL Credit Agreement or any Term Credit Agreement, as applicable.
“Exercise of Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition, any of the following:
(a) the taking by any Secured Party of any action to enforce or realize upon any Lien in any Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code or other applicable law;
(b) the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien in any Collateral under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;
(c) the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on any of the Collateral or the Proceeds thereof;
(d) the appointment on the application of a Secured Party of a receiver, receiver and manager or interim receiver of all or part of the Collateral;
(e) the sale, lease, license or other disposition of all or any portion of the Collateral by private or public sale conducted by any Secured Party or any other means at the direction of any Secured Party permissible under applicable law;
(f) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code or under provisions of similar effect under other applicable law; or
(g) the exercise by any Secured Party of any voting rights relating to any Equity Interest included in the Collateral.

For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Any Secured Creditor Remedies or an Exercise of Secured Creditor Remedies: (i) the filing of a proof of claim in any Insolvency Proceeding or the seeking of adequate protection in accordance with the provisions of Article VI hereof, (ii) the exercise of rights by the ABL Agent to direct payment of proceeds of ABL Priority Collateral (including collections on Accounts) to, or as instructed by, the ABL Agent or to a Deposit Account, Securities Account or Commodity Account designated by the ABL Agent, including, without limitation, the notification of account debtors, depository institutions or any other Person to deliver proceeds of ABL Priority Collateral to the ABL Agent, and applying any such payments received by the ABL Agent to any ABL Obligations, (iii) the consent by the ABL Agent or any other ABL Secured Parties to a store closing sale, going out of business sale or other disposition by any Credit Party of any of the ABL Priority Collateral, (iv) the reduction of advance rates or sub-limits by the ABL Agent and/or any of the ABL Lenders, (v) the imposition of reserves (including Availability Reserves, Eligibility Reserves and Dilution Reserves, as defined in the ABL Credit Agreement) by the ABL Agent, (vi) any changes in eligibility criteria by the ABL Agent and/or any of the ABL Lenders, or (vii) any other changes to the Borrowing Base, the Available U.S. Credit or the Available Credit (as such terms are defined in the ABL Credit Agreement) by the ABL Agent and/or any of the ABL Lenders.
“GAAP” shall mean generally accepted accounting principles in the United States, as in effect from time to time.
“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantor” shall mean any of the ABL Guarantors or Term Guarantors.
“Holdings” shall have the meaning assigned to that term in the recitals to this Agreement.
“Indebtedness” shall mean (i) all obligations of a Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (ii) the maximum amount of all letters of credit, bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person; (iii) obligations of such Person under any ABL Hedging Agreement or Term Hedging Agreement; (iv) indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, and (v) any guarantees of the foregoing.
“Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of a Person’s creditors generally or any substantial portion of a Person’s creditors; in each case covered by clauses (a) and (b) undertaken under any Debtor Relief Laws.

“Intellectual Property” shall mean all intellectual and similar property of every kind and nature now owned, licensed or hereafter acquired by any Credit Party that is subject to a security interest under any ABL Documents and any Term Documents, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, Domain Names, trade secrets, confidential or proprietary technical and business information, know how, show how or other data or information, software, databases, all other proprietary information and all embodiments or fixations thereof and related documentation and registrations and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
“Intellectual Property Collateral” shall mean Collateral consisting of Intellectual Property.
“Lenders” shall mean, collectively, all of the ABL Lenders and the Term Lenders.
“License” shall mean any Patent License, Trademark License, Copyright License, or other license or sublicense agreement granting rights under Intellectual Property to which any Credit Party is a party.
“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, deposit arrangement, encumbrance, collateral assignment, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself be deemed a Lien.
“Lien Priority” shall mean with respect to any Lien of the ABL Secured Parties or the Term Secured Parties in the Collateral, the order of priority of such Lien as specified in Section 2.1.
“Party” shall mean the ABL Agent or the Term Agent, and “Parties” shall mean both the ABL Agent and the Term Agent.
“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to develop, commercialize, import, make, have made, offer for sale, use or sell any invention on which a Patent, now or hereafter owned by any Credit Party or that any Credit Party otherwise has the right to license, is in existence, or granting to any Credit Party any such right with respect to any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Credit Party under any such agreement.
“Patents” shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all (i) rights and privileges arising under applicable law with respect to such Credit Party’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable in respect of any of the foregoing, including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Priority Collateral” shall mean the ABL Priority Collateral or the Term Priority Collateral, as applicable.
“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.
“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“Purchase Date” shall have the meaning set forth in Section 3.8(a).
“Purchase Notice” shall have the meaning set forth in Section 3.8(a).
“Purchase Option Event” shall have the meaning set forth in Section 3.8(a).
“Purchasing Creditors” shall have the meaning set forth in Section 3.8(a).
“Real Property” shall mean any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property.
“Replacement Agent” shall have the meaning set forth in Section 3.8(d).
“Secured Parties” shall mean the ABL Secured Parties and the Term Secured Parties.
“Subsidiary” of a Person shall mean a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.
“Term Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent”, “Administrative Agent”, “Collateral Agent”, “Trustee”, “Collateral Trustee” or similar term under any Term Credit Agreement.

“Term Borrowers” shall have the meaning assigned to that term in the recitals to this Agreement.
“Term Cash Management Affiliate” shall mean any Term Cash Management Bank that is owed Term Cash Management Obligations by a Term Credit Party and which Term Cash Management Obligations are secured by one or more Term Collateral Documents, together with their respective successors, assigns and transferees.
“Term Cash Management Bank” shall mean any Person that is a Term Lender or an Affiliate of a Term Lender at the time it provides any Cash Management Services, whether or not such Person subsequently ceases to be a Term Lender or an Affiliate of a Term Lender.
“Term Cash Management Obligations” shall mean obligations owed by any Term Borrower or any other Term Credit Party to any Term Cash Management Bank in respect of or in connection with any Cash Management Services.
“Term Cash Proceeds Notice” shall mean a written notice delivered by the Term Agent to the ABL Agent (a) stating that an Event of Default has occurred and is continuing under any Term Document and specifying the relevant Event of Default and (b) stating that certain cash proceeds which may be deposited in an ABL Deposit and Securities Account constitute Term Priority Collateral, and reasonably identifying the amount of such proceeds and specifying the origin thereof.
“Term Collateral Documents” shall mean all “Collateral Documents” or similar term as defined in any Term Credit Agreement, and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with any Term Credit Agreement, in each case as the same may be amended, amended and restated, supplemented, restated, replaced or otherwise modified from time to time.
“Term Credit Agreement” shall have the meaning assigned to that term in the recitals to this Agreement and shall include any one or more other agreements, indentures or facilities extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Term Obligations, whether by the same or any other agent, trustee, lender, group of lenders, creditor or group of creditors and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.
“Term Credit Parties” shall have the meaning assigned to that term in the recitals to this Agreement.
“Term Documents” shall mean any Term Credit Agreement, any Term Guaranty, any Term Collateral Document, any agreement regarding Cash Management Services between any Term Borrower or any other Term Credit Party and any Term Cash Management Affiliate, any Term Hedging Agreements between any Term Credit Party and any Term Hedging Affiliate, any other ancillary agreement as to which any Term Secured Party is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Term Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the Term Agent or any other Term Secured Party, in connection with any of the foregoing or any Term Credit Agreement, in each case as the same may be amended, amended and restated, supplemented, restated, replaced or otherwise modified from time to time.

“Term Guarantors” shall mean the collective reference to (i) Holdings and each Domestic Subsidiary (as defined in the Term Credit Agreement) of Holdings (other than the Term Borrowers) and (ii) any other Person who becomes a guarantor under any Term Guaranty. The term “Term Guarantors” shall include all “Guarantors” as defined in the Term Credit Agreement.
“Term Guaranty” shall have the meaning assigned to that term in the recitals to this Agreement and shall also include any other guaranty made by a Term Guarantor guaranteeing the payment of any Term Obligations.
“Term Hedge Bank” shall mean any Person that is or was an Agent (as defined in the Term Credit Agreement) or a Term Lender or an Affiliate of an Agent (as defined in the Term Credit Agreement) or of a Term Lender.
“Term Hedging Affiliate” shall mean any Term Hedge Bank that has entered into a Term Hedging Agreement with a Term Credit Party with the obligations of such Term Credit Party thereunder being secured by one or more Term Collateral Documents, together with their respective successors, assigns and transferees (even if such Term Hedge Bank subsequently ceases to be an agent or lender, as applicable, under the Term Credit Agreement for any reason).
“Term Hedging Agreement” shall mean any “Hedging Contract” as defined in the Term Credit Agreement.
“Term Lenders” shall have the meaning assigned to that term in the introduction to this Agreement, as well as any Person designated as a “Lender” or similar term under any Term Credit Agreement.
“Term Loan Priority Accounts” shall mean the Asset Sale Proceeds Pledged Account and any Deposit Accounts, Securities Accounts or Commodity Accounts, in each case that are intended to solely contain Term Priority Collateral or identifiable proceeds of the Term Priority Collateral (it being understood that any property in any of such Asset Sale Proceeds Pledged Account, Deposit Accounts, Securities Accounts or Commodity Accounts which is not Term Priority Collateral or identifiable proceeds of Term Priority Collateral shall not be Term Priority Collateral solely by virtue of being on deposit in any such Asset Sale Proceeds Pledged Account, Deposit Account, Securities Account or Commodity Account).
“Term Obligations” shall mean any and all obligations of every nature of each Term Credit Party from time to time owed to the Term Secured Parties or any of them, under, in connection with, or evidenced or secured by any Term Document, including, without limitation, all “Obligations,” “Secured Obligations” or similar term as defined in any Term Credit Agreement and whether for principal, interest, payments for early termination of Term Hedging Agreements, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of any Term Document (including interest, fees, expenses and indemnifications which, but for the filing of a petition in bankruptcy with respect to such Term Credit Party, would have become due or accrued on any Term Obligation, whether or not a claim is allowed against such Term Credit Party for such interest, fees, expenses and indemnifications in the related bankruptcy proceeding), as amended, restated, amended and restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Term Priority Collateral” shall mean all Collateral consisting of the following (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be Term Priority Collateral):
(1) all Equipment, Fixtures, Real Property, Intellectual Property, intercompany indebtedness between or among the Credit Parties or their Affiliates, except to the extent constituting ABL Priority Collateral, and Investment Property (other than any Investment Property described in any of clauses 3(y), 3(z) and 8 of the definition of ABL Priority Collateral or otherwise constituting ABL Priority Collateral);
(2) except to the extent constituting ABL Priority Collateral, all Instruments, Commercial Tort Claims, Documents and General Intangibles;
(3) Term Loan Priority Accounts; provided, however, that to the extent that identifiable ABL Priority Collateral or proceeds of ABL Priority Collateral are deposited in any such Term Loan Priority Accounts, such identifiable ABL Priority Collateral or proceeds shall be treated as ABL Priority Collateral;
(4) all other Collateral, other than the ABL Priority Collateral (including ABL Priority Proceeds); and
(5) all collateral security and guarantees with respect to the foregoing Term Priority Collateral, and all cash, Money, insurance proceeds, Instruments, Securities and Financial Assets received as proceeds of any of the foregoing Term Priority Collateral, but, in any event, excluding the ABL Priority Collateral (including ABL Priority Proceeds) (such proceeds, “Term Priority Proceeds”).
“Term Recovery” shall have the meaning set forth in Section 5.3(b).
“Term Secured Parties” shall have the meaning assigned to that term in the introduction to this Agreement.
“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Credit Party or that any Credit Party otherwise has the right to license, or granting to any Credit Party any right to use any Trademark now or hereafter owned by any third party, and all rights of any Credit Party under any such agreement (not including vendor or distribution agreements that allow incidental use of intellectual property rights in connection with the sale or distribution of such products or services).

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, the goodwill of the business symbolized thereby or associated therewith, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, (b) any and all rights and privileges arising under applicable law with respect to such Credit Party’s use of any trademarks, (c) all extensions and renewals thereof and amendments thereto, (d) all income, fees, royalties, damages and payments now and hereafter due and/or payable with respect to any of the foregoing, including damages, claims and payments for past, present or future infringements thereof, (e) all rights corresponding thereto throughout the world and (f) all rights to sue for past, present and future infringements or dilution thereof or other injuries thereto.
“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non perfection or the priority of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non perfection or priority or availability of such remedy, as the case may be.
“Use Period” shall mean the period commencing on the date that the ABL Agent or an agent acting on its behalf (or an ABL Credit Party acting with the prior written consent of the ABL Agent) commences the liquidation and sale of the ABL Priority Collateral in a manner as provided in Section 3.6 (having theretofore furnished the Term Agent with an Enforcement Notice) and ending 180 days thereafter. If any stay or other order that prohibits any of the ABL Agent, any of the other ABL Secured Parties or any ABL Credit Party (with the prior written consent of the ABL Agent) from commencing or continuing to Exercise Any Secured Creditor Remedies or from liquidating and selling ABL Priority Collateral has been entered by a court of competent jurisdiction or any such Person is otherwise stayed or prohibited under applicable law from taking any such action, such 180-day period shall be tolled during the pendency of any such stay or other order or any such other stay or prohibition and the Use Period shall be so extended.
“Warnaco” shall have the meaning assigned to that term in the recitals to this Agreement.
Section 1.3 Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation.

ARTICLE 2
LIEN PRIORITY
Section 2.1 Priority of Liens.
(a) Notwithstanding (i) the date, time, method, manner, or order of grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the ABL Secured Parties in respect of all or any portion of the Collateral or of any Liens granted to the Term Secured Parties in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Agent or the Term Agent (or ABL Secured Parties or Term Secured Parties) in any Collateral, (iii) any provision of the Uniform Commercial Code, Debtor Relief Laws or any other applicable law, or of the ABL Documents or the Term Documents, (iv) whether the ABL Agent or the Term Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the date on which the ABL Obligations or the Term Obligations are advanced or made available to the Credit Parties, (vi) the fact that any such Liens in favor of the ABL Agent or the ABL Lenders or the Term Agent or the Term Lenders securing any of the ABL Obligations or Term Obligations, respectively, are (x) subordinated to any Lien securing any obligation of any Credit Party other than the Term Obligations or the ABL Obligations, respectively, or (y) otherwise subordinated, voided, avoided, invalidated or lapsed, or (vii) any other circumstance of any kind or nature whatsoever, the ABL Agent, on behalf of itself and the ABL Secured Parties, and the Term Agent, on behalf of itself and the Term Secured Parties, hereby agree that:
(1) any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Secured Party that secures all or any portion of the Term Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Agent or any of the ABL Secured Parties in such ABL Priority Collateral to secure all or any portion of the ABL Obligations;
(2) any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Secured Party that secures all or any portion of the ABL Obligations shall in all respects be senior and prior to all Liens granted to the Term Agent or any Term Secured Party in such ABL Priority Collateral to secure all or any portion of the Term Obligations;

(3) any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Secured Party that secures all or any portion of the ABL Obligations shall in all respects be junior and subordinate to all Liens granted to the Term Agent or any of the Term Secured Parties in such Term Priority Collateral to secure all or any portion of the Term Obligations; and
(4) any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Secured Party that secures all or any portion of the Term Obligations shall in all respects be senior and prior to all Liens granted to the ABL Agent or any ABL Secured Party in such Term Priority Collateral to secure all or any portion of the ABL Obligations.
(b) Notwithstanding any failure by the ABL Agent, any ABL Secured Party, the Term Agent or any Term Secured Party to perfect its security interests in any of the Collateral or any avoidance, invalidation, priming or subordination by any third party or court of competent jurisdiction of the security interests in any of the Collateral granted to the ABL Agent, any of the ABL Secured Parties, the Term Agent or any of the Term Secured Parties, the priority and rights as between the ABL Agent and the ABL Secured Parties, on the one hand, and the Term Agent and the Term Secured Parties, on the other hand, with respect to the Collateral shall be as set forth herein.
(c) The Term Agent, for and on behalf of itself and the Term Secured Parties, acknowledges and agrees that the ABL Agent, for the benefit of itself and the ABL Secured Parties, has been, or may be, granted Liens upon all of the Collateral in which the Term Agent has been, or may be, granted Liens and the Term Agent hereby consents thereto. The ABL Agent, for and on behalf of itself and the ABL Secured Parties, acknowledges and agrees that, concurrently herewith, the Term Agent, for the benefit of itself and the Term Secured Parties, has been, or may be, granted Liens upon all of the Collateral in which the ABL Agent has been granted Liens and the ABL Agent hereby consents thereto. The subordination of Liens by the Term Agent and the ABL Agent in favor of one another as set forth herein shall not be deemed to subordinate the Term Agent’s Liens or the ABL Agent’s Liens to the Liens of any other Person, nor shall such subordination be affected by the subordination of such Liens to any Lien of any other Person.
(d) For the avoidance of doubt, the Term Agent, for and on behalf of itself and the Term Secured Parties, acknowledges and agrees that, notwithstanding anything herein to the contrary, any Liens created under, pursuant to or in connection with the ABL Canadian Credit Agreement (including in any event any Liens securing any ABL Canadian Secured Obligations) and the exercise of any rights or remedies with respect thereto are not subject to the terms of this Agreement, other than those Liens granted by Holdings or any of its Domestic Subsidiaries (as defined in the ABL Credit Agreement) pursuant to any of the ABL Collateral Documents securing any ABL Canadian Secured Obligations and the exercise of any rights or remedies with respect thereto. Nothing herein shall constitute a consent by the ABL Agent or any ABL Secured Party to the grant by any Canadian Subsidiary of Holdings of any Liens in any of its Property to secure any Term Obligations.

Section 2.2 Waiver of Right to Contest Liens.
(a) The Term Agent, for and on behalf of itself and the Term Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Agent or any of the ABL Secured Parties in respect of the Collateral or the provisions of this Agreement. The Term Agent, for itself and on behalf of the Term Secured Parties, agrees that none of the Term Agent or any of the Term Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Agent or any ABL Secured Party under the ABL Documents with respect to the ABL Priority Collateral. The Term Agent, for itself and on behalf of the Term Secured Parties, hereby waives any and all rights it or any of the Term Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Agent or any ABL Secured Party seeks to enforce its Liens in any ABL Priority Collateral. The foregoing shall not be construed to prohibit the Term Agent from enforcing the provisions of this Agreement or otherwise acting in accordance with this Agreement.
(b) The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Term Agent or any of the Term Secured Parties in respect of the Collateral or the provisions of this Agreement. Except to the extent expressly set forth in Section 3.6 of this Agreement, the ABL Agent, for itself and on behalf of the ABL Secured Parties, agrees that none of the ABL Agent or any of the ABL Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the Term Agent or any Term Secured Party under the Term Documents with respect to the Term Priority Collateral. The ABL Agent, for itself and on behalf of the ABL Secured Parties, hereby waives any and all rights it or any of the ABL Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the Term Agent or any Term Secured Party seeks to enforce its Liens in any Term Priority Collateral. The foregoing shall not be construed to prohibit the ABL Agent from enforcing the provisions of this Agreement or otherwise acting in accordance with this Agreement.
Section 2.3 Remedies Standstill.
(a) The Term Agent, on behalf of itself and the Term Secured Parties, agrees that, from the date hereof until the date upon which the Discharge of ABL Obligations shall have occurred, neither the Term Agent nor any Term Secured Party will Exercise Any Secured Creditor Remedies with respect to any of the ABL Priority Collateral without the written consent of the ABL Agent, and will not take, receive or accept any Proceeds of ABL Priority Collateral, it being understood and agreed that the temporary deposit of Proceeds of ABL Priority Collateral in a Deposit Account controlled by the Term Agent shall not constitute a breach of this Agreement so long as such Proceeds are promptly (but in no event later than five Business Days after receipt) remitted to the ABL

Agent. From and after the date upon which the Discharge of ABL Obligations shall have occurred (or prior thereto upon obtaining the written consent of the ABL Agent), the Term Agent or any Term Secured Party may Exercise Any Secured Creditor Remedies under the Term Documents or applicable law as to any ABL Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the Term Agent or any of the Term Secured Parties is at all times subject to the provisions of this Agreement.
(b) The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, from the date hereof until the date upon which the Discharge of Term Obligations shall have occurred, neither the ABL Agent nor any ABL Secured Party will Exercise Any Secured Creditor Remedies with respect to the Term Priority Collateral without the written consent of the Term Agent, and will not take, receive or accept any Proceeds of the Term Priority Collateral (except as otherwise expressly permitted hereunder, including under Section 3.7), it being understood and agreed that (i) the temporary deposit of Proceeds of Term Priority Collateral in a Deposit Account controlled by the ABL Agent shall not constitute a breach of this Agreement so long as such Proceeds are promptly (but in no event later than five Business Days after receipt) remitted to the Term Agent and (ii) the foregoing shall not prohibit or limit the rights of the ABL Agent or any ABL Secured Party under Section 3.6. From and after the date upon which the Discharge of Term Obligations shall have occurred (or prior thereto upon obtaining the written consent of the Term Agent), the ABL Agent or any ABL Secured Party may Exercise Any Secured Creditor Remedies under the ABL Documents or applicable law as to any Term Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the ABL Agent or any of the ABL Secured Parties is at all times subject to the provisions of this Agreement.
(c) Notwithstanding the provisions of Sections 2.3(a), 2.3(b) or any other provision of this Agreement, nothing contained herein shall be construed to prevent any Agent or any Secured Party from (i) filing a claim or statement of interest with respect to any of the ABL Obligations or Term Obligations owed to it in any Insolvency Proceeding commenced by or against any Credit Party, (ii) taking any action (not adverse to the priority status of the Liens of the other Agent or other Secured Parties on the Collateral in which such other Agent or other Secured Party has a priority Lien or the rights of the other Agent or any of the other Secured Parties to Exercise Any Secured Creditor Remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce its Lien) on any Collateral, (iii) filing any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Agent or Secured Party or (iv) voting on any plan of reorganization or filing any proof of claim in any Insolvency Proceeding of any Credit Party, in each case (i) through (iv) above to the extent not inconsistent with the express terms of this Agreement.

Section 2.4 Exercise of Rights.
(a) No Other Restrictions. Except as expressly set forth in this Agreement, each Agent, each Term Secured Party and each ABL Secured Party shall have any and all rights and remedies it may have as a creditor under applicable law, including the right to the Exercise of Secured Creditor Remedies; provided, however, that the Exercise of Secured Creditor Remedies with respect to the Collateral shall be subject to the Lien Priority and to the provisions of this Agreement. The ABL Agent may enforce the provisions of the ABL Documents, the Term Agent may enforce the provisions of the Term Documents and each may Exercise Any Secured Creditor Remedies, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of this Agreement and mandatory provisions of applicable law; provided, however, that each of the ABL Agent and the Term Agent agrees to provide to the other (x) an Enforcement Notice prior to the commencement of an Exercise of Any Secured Creditor Remedies and (y) copies of any notices that it is required under applicable law to deliver to any Credit Party; provided further, however, that the ABL Agent’s failure to provide the Enforcement Notice (other than in connection with Section 3.6) or any such copies to the Term Agent shall not impair any of the ABL Agent’s rights hereunder or under any of the ABL Documents and the Term Agent’s failure to provide the Enforcement Notice or any such copies to the ABL Agent shall not impair any of the Term Agent’s rights hereunder or under any of the Term Documents. Each of the Term Agent, each Term Secured Party, the ABL Agent and each ABL Secured Party agrees that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, in the case of the Term Agent and each Term Secured Party, against either the ABL Agent or any other ABL Secured Party, and in the case of the ABL Agent and each ABL Secured Party, against either the Term Agent or any other Term Secured Party, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to any action taken or omitted to be taken by such Person with respect to any of the Collateral which is consistent with the terms of this Agreement, and none of such Parties shall be liable for any such action taken or omitted to be taken.
(b) Unsecured Creditor Rights; Insolvency Proceedings. None of the ABL Agent, any other ABL Secured Party, the Term Agent or any other Term Secured Party shall be a petitioning creditor or otherwise assist in the filing of an involuntary Insolvency Proceeding against any Credit Party.
(c) Release of Liens.
(i) In the event of (A) any private or public sale of all or any portion of the ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies by, or with the consent of, the ABL Agent, or (B) any sale, transfer or other disposition of all or any portion of the ABL Priority Collateral, so long as such sale, transfer or other disposition under this clause (B) is then permitted by the ABL Documents or consented to by the requisite ABL Lenders (and additionally, with respect to a sale, transfer or other disposition under this clause (B) of ABL Priority Collateral by a Credit Party not in the ordinary course of business of such Credit Party, to the extent such sale, transfer or other disposition is then permitted by the Term Documents or consented to by the requisite Term Lenders), irrespective of whether an Event of Default has occurred, the Term Agent agrees, on behalf of itself and the Term Secured Parties that, so long as the Term Agent, for the benefit of the Term Secured Parties, shall retain a Lien on the proceeds of such sale, transfer or other disposition under clause (A) or (B) above (to the extent that such proceeds are not applied to any ABL Obligations (as provided in Section 4.1(b) hereof in the case of a sale under clause (A) above)), such sale, transfer or other disposition will be free and clear of the Liens on such ABL Priority Collateral (but not the proceeds thereof to the extent that such proceeds are not applied to any ABL Obligations) securing the Term Obligations, and the Term Agent’s and the Term Secured Parties’ Liens with respect to the ABL Priority Collateral (but not the proceeds thereof to the extent that such proceeds are not applied to any ABL Obligations) so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the ABL Secured Parties’ Liens on such ABL Priority Collateral. In furtherance of, and subject to, the foregoing, the Term Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the ABL Agent in connection therewith. The Term Agent hereby appoints the ABL Agent and any officer or duly authorized person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Term Agent and in the name of the Term Agent or in the ABL Agent’s own name, from time to time, in the ABL Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
(ii) In the event of (A) any private or public sale of all or any portion of the Term Priority Collateral in connection with any Exercise of Secured Creditor Remedies by, or with the consent of, the Term Agent, or (B) any sale, transfer or other disposition of all or any portion of the Term Priority Collateral, so long as such sale, transfer or other disposition under this clause (B) is then permitted by the Term Documents or consented to by the requisite Term Lenders (and additionally, with respect to a sale, transfer or other disposition under this clause (B) of Term Priority Collateral by a Credit Party not in the ordinary course of business of such Credit Party, to the extent such sale, transfer or other disposition is then permitted by the ABL Documents or consented to by the requisite ABL Lenders), irrespective of whether an Event of Default has occurred, the ABL Agent agrees, on behalf of itself and the ABL Secured Parties that, so long as the ABL Agent, for the benefit of the ABL Secured Parties, shall retain a Lien on the proceeds of such sale, transfer or other disposition under clause (A) or (B) above (to the extent that such proceeds are not applied to any Term Obligations (as provided in Section 4.1(c) hereof in the case of a sale under clause (A) above)) and such sale, transfer or other disposition is not prohibited under Section 3.6, such sale, transfer or other disposition will be free and clear of the Liens on such Term Priority Collateral (but not the proceeds thereof to the extent that such proceeds are not applied to any Term Obligations) securing the ABL Obligations and the ABL Agent’s and the ABL Secured Parties’ Liens with respect to the Term Priority Collateral (but not the proceeds thereof to the extent that such proceeds are not applied to any Term Obligations) so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the Term Secured Parties’ Liens on such Term Priority Collateral. In furtherance of, and subject to, the foregoing, the ABL Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the Term Agent in connection therewith. The ABL Agent hereby appoints the Term Agent and any officer or duly authorized person of the Term Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent and in the name of the ABL Agent or in the Term Agent’s own name, from time to time, in the Term Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable). For the avoidance of doubt and notwithstanding anything herein to the contrary, the Term Agent acknowledges and agrees, on behalf of itself and the Term Secured Parties, that if any sale, transfer or other disposition under clause (A) or (B) of the first sentence of this Section 2.4(c)(ii) shall be with respect to any Equity Interests in any Person, neither the ABL Agent nor any ABL Secured Party shall have any obligation to terminate or release any Lien (and no such Lien is hereby terminated or released) it may have in (x) any ABL Priority Collateral of such Person or (y) except to the extent that the Term Agent and the Term Secured Parties concurrently terminate and release their Liens in Term Priority Collateral of such Person and otherwise comply with this Section 2.4(c)(ii) with respect to such Term Priority Collateral of such Person, any Term Priority Collateral of such Person.
Section 2.5 No New Liens.
(a) It is the anticipation of the parties that, until the date upon which the Discharge of ABL Obligations shall have occurred, no Term Secured Party shall acquire or hold any Lien on any assets securing any Term Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents. Subject to clause (c) below, if any Term Secured Party shall nonetheless acquire or hold any Lien on any assets of any Credit Party securing any Term Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, then the Term Agent (or the relevant Term Secured Party) shall, without the need for any further consent of any other Term Secured Party, any Term Borrower or any Term Guarantor and notwithstanding anything to the contrary in any other Term Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the ABL Agent as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Agent in writing of the existence of such Lien upon becoming aware thereof.
(b) It is the anticipation of the parties that, until the date upon which the Discharge of Term Obligations shall have occurred, no ABL Secured Party shall acquire or hold any Lien on any assets securing any ABL Obligation which assets are not also subject to the Lien of the Term Agent under the Term Documents. Subject to clause (c) below, if any ABL Secured Party shall nonetheless acquire or hold any Lien on any assets of any Credit Party securing any ABL Obligation which assets are not also subject to the Lien of the Term Agent under the Term Documents, then the ABL Agent (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party, the ABL US Borrower or any ABL Guarantor and notwithstanding anything to the contrary in any other ABL Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the Term Agent as security for the Term Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Term Agent in writing of the existence of such Lien upon becoming aware thereof. This Section 2.5(b) is in all respects subject to Section 2.1(d).

(c) Notwithstanding the foregoing under this Section 2.5:
(i) clause (a) shall not be applicable with respect to any asset of any Credit Party for which a Lien in such asset in favor of the ABL Agent is expressly not required pursuant to the terms of the ABL Credit Agreement or any ABL Collateral Document (whether such asset or type of asset is expressly excluded from being collateral for the ABL Obligations or such asset does not meet any minimum value or similar threshold for inclusion as collateral for the ABL Obligations or otherwise); and
(ii) clause (b) shall not be applicable with respect to any asset of any Credit Party for which a Lien in such asset in favor of the Term Agent is expressly not required pursuant to the terms of the Term Credit Agreement or any Term Collateral Document (whether such asset or type of asset is expressly excluded from being collateral for the Term Obligations or such asset does not meet any minimum value or similar threshold for inclusion as collateral for the Term Obligations or otherwise).
Section 2.6 Waiver of Marshalling.
(a) Until the Discharge of ABL Obligations, the Term Agent, on behalf of itself and the Term Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.
(b) Until the Discharge of Term Obligations, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.
ARTICLE 3
ACTIONS OF THE PARTIES
Section 3.1 Certain Actions Permitted. The Term Agent and the ABL Agent may make such demands or file such claims in respect of the Term Obligations or the ABL Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time. Nothing in this Agreement shall prohibit the receipt by the Term Agent or any Term Secured Party of the required payments of interest, principal and other amounts owed in respect of the Term Obligations so long as such receipt is not the direct or indirect result of the exercise by the Term Agent or any Term Secured Party of rights or remedies as a secured creditor (including set-off) with respect to ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement shall prohibit the receipt by the ABL Agent or any ABL Secured Party of the required payments of interest, principal and other amounts owed in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the ABL Agent or any ABL Secured Party of rights or remedies as a secured creditor (including set-off) with respect to Term Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. None of the Term Agent, Term Secured Parties, ABL Agent or ABL Secured Parties shall take any other action in connection with the Term Obligations or the ABL Obligations in contravention of the terms of this Agreement (including if for any reason such party is deemed an unsecured or undersecured creditor with respect to such Term Obligations or ABL Obligations, as applicable).

Section 3.2 Agent for Perfection. The ABL Agent, for and on behalf of itself and each ABL Secured Party, and the Term Agent, for and on behalf of itself and each Term Secured Party, as applicable, each agree to hold all Collateral in their respective possession, custody, or control (including as defined in Sections 9-104, 9-105, 9-106, 9-107 and 8-106 of the UCC) (or in the possession, custody, or control of agents or bailees for either) as gratuitous bailee for the other solely for the purpose of perfecting the security interest granted to each in such Collateral, subject to the terms and conditions of this Section 3.2. Solely with respect to any Control Collateral under the control (within the meaning of Section 9-104 of the UCC) of the ABL Agent or the Term Agent, the ABL Agent and the Term Agent, respectively, agrees to also hold control over such Control Collateral as gratuitous agent for the Term Secured Parties and the ABL Secured Parties, subject to the terms and conditions of this Section 3.2. In furtherance of the foregoing, each Credit Party hereby grants a security interest in the Control Collateral of such Credit Party to (x) the ABL Agent for the benefit of the Term Secured Parties (and the ABL Agent agrees that it will hold such Lien (subject to the limitations contained herein) for the benefit of the Term Secured Parties, but in any event no Term Secured Party shall become an ABL Secured Party by virtue of such grant to or agreement of the ABL Agent, the Control Collateral shall remain subject to the Lien Priority as if such security interest were not granted to the ABL Agent for the benefit of the Term Secured Parties and the ABL Agent shall have no obligation or liability whatsoever to any of the Term Secured Parties by virtue of such grant to or agreement of the ABL Agent) and (y) the Term Agent for the benefit of the ABL Secured Parties (and the Term Agent agrees that it will hold such Lien (subject to the limitations contained herein) for the benefit of the ABL Secured Parties, but in any event no ABL Secured Party shall become a Term Secured Party by virtue of such grant to or agreement of the Term Agent, the Control Collateral shall remain subject to the Lien Priority as if such security interest were not granted to the Term Agent for the benefit of the ABL Secured Parties and the Term Agent shall have no obligation or liability whatsoever to any of the ABL Secured Parties by virtue of such grant to or agreement of the ABL Agent). None of the ABL Agent, the ABL Secured Parties, the Term Agent, or the Term Secured Parties, as applicable, shall have any obligation whatsoever to the others to assure that the Collateral is genuine or owned by any Borrower, any Guarantor, or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the ABL Agent and the Term Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Control Collateral as gratuitous bailee for the other Party for purposes of perfecting the Lien held by the Term Agent or the ABL Agent, as applicable. The ABL Agent is not and shall not be deemed to be a fiduciary of any kind for the Term Secured Parties or any other Person. Without limiting the generality of the foregoing, except as expressly provided herein, the ABL Secured Parties shall not be obligated to see to the application of any Proceeds of the Term Priority Collateral deposited into any Deposit Account or be answerable in any way for the misapplication thereof. The Term Agent is not and shall not be deemed to be a fiduciary of any kind for the ABL Secured Parties or any other Person. Without limiting the generality of the foregoing, except as expressly provided herein, the Term Secured Parties shall not be obligated to see to the application of any Proceeds of the ABL Priority Collateral deposited into any Deposit Account or be answerable in any way for the misapplication thereof. In addition, the Term Agent, on behalf of the Term Secured Parties, hereby agrees and acknowledges that other than with respect to ABL Priority Collateral that may be perfected through the filing of a UCC financing statement, the ABL Agent’s Liens may be perfected on certain items of ABL Priority Collateral with respect to which the Term Agent’s Liens would not be perfected but for the provisions of this Section 3.2, and the Term Agent, on behalf of the Term Secured Parties, hereby further agrees that the foregoing described in this sentence shall not be deemed a breach of this Agreement.

Section 3.3 Sharing of Information and Access. In the event that the ABL Agent shall, in the exercise of its rights under the ABL Collateral Documents or otherwise, receive possession or control of any books and records of any Term Credit Party which contain information identifying or pertaining to the Term Priority Collateral, the ABL Agent shall, upon reasonable request from the Term Agent and as promptly as practicable thereafter, either make available to the Term Agent such books and records for inspection and duplication or provide to the Term Agent copies thereof. In the event that the Term Agent shall, in the exercise of its rights under the Term Collateral Documents or otherwise, receive possession or control of any books and records of any ABL Credit Party which contain information identifying or pertaining to any of the ABL Priority Collateral, the Term Agent shall, upon reasonable request from the ABL Agent and as promptly as practicable thereafter, either make available to the ABL Agent such books and records for inspection and duplication or provide the ABL Agent copies thereof.
Section 3.4 Insurance. Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The ABL Agent and the Term Agent shall each be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to the Collateral as set forth in the Term Credit Agreement or the ABL Credit Agreement, as applicable. The ABL Agent shall have the sole and exclusive right, as against the Term Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral. The Term Agent shall have the sole and exclusive right, as against the ABL Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Term Priority Collateral. If any insurance claim includes both ABL Priority Collateral and Term Priority Collateral, the insurer will not settle such claim separately with respect to ABL Priority Collateral and Term Priority Collateral, and if the Parties are unable after negotiating in good faith to agree on the settlement for such claim, either Party may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the Parties. All proceeds of such insurance shall be remitted to the ABL Agent or the Term Agent, as the case may be, subject, in each case, to the terms of their respective Credit Documents, and each of the Term Agent and ABL Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1 hereof.
Section 3.5 No Additional Rights For the Credit Parties Hereunder. If any ABL Secured Party or Term Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Credit Parties shall not be entitled to use such violation as a defense to any action by any ABL Secured Party or Term Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Term Secured Party.

Section 3.6 Inspection and Access Rights.
(a) Without limiting any rights the ABL Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, in the event of any liquidation of ABL Priority Collateral (or any other Exercise of Any Secured Creditor Remedies by the ABL Agent) and whether or not the Term Agent or any other Term Secured Party has commenced and/or is continuing to Exercise Any Secured Creditor Remedies with respect to Term Priority Collateral or otherwise, the ABL Agent or any other Person (including any ABL Credit Party) acting with the prior written consent, or on behalf, of the ABL Agent, shall have the irrevocable right (a) during the Use Period during normal business hours on any Business Day, to access ABL Priority Collateral that (i) is stored or located in or on, (ii) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code), or (iii) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code) Term Priority Collateral, and (b) during the Use Period, to use the Term Priority Collateral (including, without limitation, Equipment, Fixtures, Intellectual Property, General Intangibles and Real Property) on a rent-free, royalty-free basis, each of the foregoing solely for the limited purposes of assembling, inspecting, copying or downloading information relating to or stored on, taking actions to perfect its Lien on, completing Inventory involving, taking possession of, moving, preparing and advertising for sale, selling (by public auction, private sale or a “store closing”, “going out of business” or similar sale or by any other sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any ABL Credit Party’s business), storing or otherwise dealing with the ABL Priority Collateral, in each case without notice to, the involvement of or interference by any Term Secured Party or liability to any Term Secured Party; provided, however, that the expiration of the Use Period shall be without prejudice to the sale or other disposition of the ABL Priority Collateral in accordance with this Agreement and applicable law. In the event that any ABL Secured Party has commenced and/or is continuing the Exercise of Any Secured Creditor Remedies with respect to any ABL Priority Collateral or any other sale or liquidation of any ABL Priority Collateral has been commenced by the ABL Agent or an ABL Credit Party (with the consent of the ABL Agent), the Term Agent may not sell, assign or otherwise transfer the related Term Priority Collateral prior to the expiration of the Use Period, unless the purchaser, assignee or transferee thereof agrees in writing to be bound by the provisions of this Section 3.6.
(b) During the period of actual occupation, use and/or control by the ABL Secured Parties and/or the ABL Agent (or their respective employees, agents, advisers and representatives) of any Term Priority Collateral, the ABL Secured Parties and the ABL Agent shall be obligated to repair at their expense any physical damage (but not any diminution in value) to such Term Priority Collateral resulting from such occupancy, use or control, and to leave such Term Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. Notwithstanding the foregoing, in no event shall the ABL Secured Parties or the ABL Agent have any liability to the Term Secured Parties and/or to the Term Agent pursuant to this Section 3.6 as a result of any condition (including any environmental condition, claim or liability) on or with respect to any Term Priority Collateral existing prior to the date of the exercise by the ABL Secured Parties (or the ABL Agent or any of the Credit Parties with the prior written consent of the ABL Agent, as the case may be) of their rights under Section 3.6 and the ABL

Secured Parties and the ABL Agent shall have no duty or liability to maintain any Term Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties (or the ABL Agent or any of the Credit Parties with the prior written consent of the ABL Agent, as the case may be), or for any diminution in the value of any Term Priority Collateral that results from ordinary wear and tear resulting from the use of any Term Priority Collateral by the ABL Secured Parties (or the ABL Agent or any of the Credit Parties with the consent of the ABL Agent, as the case may be) in the manner and for the time periods specified under this Section 3.6. Without limiting the rights granted in this Section 3.6, the ABL Secured Parties and the ABL Agent shall cooperate with the Term Secured Parties and/or the Term Agent in connection with any efforts made by the Term Secured Parties and/or the Term Agent to sell the Term Priority Collateral.
(c) The ABL Agent and the ABL Secured Parties shall not be obligated to pay any amounts to the Term Agent or any of the Term Secured Parties (or any person claiming by, through or under any of the Term Secured Parties, including any purchaser of any Term Priority Collateral) or to any of the ABL Credit Parties, for or in respect of the use by the ABL Agent and/or any of the ABL Secured Parties of any Term Priority Collateral.
(d) The ABL Secured Parties shall (i) use the Term Priority Collateral in accordance with applicable law; (ii) insure for damage to property and liability to persons, including property and liability insurance for the benefit of the Term Secured Parties; and (iii) reimburse the Term Secured Parties for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under their control arising from the gross negligence or willful misconduct of any such Person; provided, however, that the ABL Secured Parties will not be liable for any diminution in the value of any Term Priority Collateral caused by the absence of any ABL Priority Collateral therefrom.
(e) The Term Agent and the other Term Secured Parties shall use commercially reasonable efforts to not hinder or obstruct the ABL Agent and the other ABL Secured Parties from exercising the rights described in Section 3.6(a) hereof.
(f) Subject to the terms hereof, the Term Agent may advertise and conduct public auctions or private sales of the Term Priority Collateral without notice (except as required by applicable law or after its receipt of an Enforcement Notice from the ABL Agent or its sending of an Enforcement Notice to the ABL Agent or the acceleration of any Term Obligations or as otherwise required by this Agreement) to any ABL Secured Party, the involvement of or interference by any ABL Secured Party or liability to any ABL Secured Party as long as, in the case of an actual sale, (x) the respective purchaser assumes and agrees in writing to the obligations of the Term Agent and the Term Secured Parties under this Section 3.6 and (y) if such sale is to occur prior to the commencement of the Use Period, the Term Agent has provided the ABL Agent with not less than 10 Business Days prior written notice of such sale.

(g) In furtherance of the foregoing in this Section 3.6, the Term Agent, in its capacity as a secured party (or as a purchaser, assignee or transferee, as applicable), and to the extent of its interest therein, hereby grants to the ABL Agent an exclusive, irrevocable, royalty-free, worldwide license to use, license or sublicense any and all Intellectual Property now owned or hereafter acquired by, or now licensed or hereafter licensed to, any of the Credit Parties (except to the extent such grant is prohibited by any rule of law, statute or regulation) included as part of the Term Priority Collateral (and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) as is or may be necessary or advisable in the ABL Agent’s reasonable judgment for the ABL Agent to process, ship, produce, store, supply, lease, complete, sell, liquidate or otherwise deal with any of the ABL Priority Collateral, or to collect or otherwise realize upon any Accounts (as defined in the ABL Credit Agreement) comprising ABL Priority Collateral, in each case solely in connection with any Exercise of Secured Creditor Remedies; provided that (i) any such license shall terminate upon the sale of the applicable ABL Priority Collateral (as to such sold ABL Priority Collateral) and shall not extend or transfer to the purchaser of such ABL Priority Collateral (it being understood and agreed that nothing in this clause (i) shall prevent or restrict any such purchaser from further selling any such ABL Priority Collateral with any brand, trademark, trade name or other Intellectual Property contained on or in any such ABL Priority Collateral or from advertising any such ABL Priority Collateral referring to, labeled with or otherwise displaying such brand, trademark, tradename or other Intellectual Property), (ii) the ABL Agent’s use of such Intellectual Property shall be reasonable and lawful, and (iii) any such license is granted on an “AS IS” basis, without any representation or warranty whatsoever. The Term Agent (i) acknowledges and consents to the grant to the ABL Agent by any of the Credit Parties of any license with respect to any Intellectual Property pursuant to any ABL Document and (ii) agrees that its Liens in the Term Priority Collateral shall be subject in all respects to any such license. Furthermore, the Term Agent agrees that, in connection with any Exercise of Secured Creditor Remedies conducted by the Term Agent in respect of Term Priority Collateral, (x) any notice required to be given by the Term Agent in connection with such Exercise of Secured Creditor Remedies shall contain an acknowledgement of the existence of such license and (y) the Term Agent shall provide written notice to any purchaser, assignee or transferee pursuant to an Exercise of Secured Creditor Remedies that the applicable assets are subject to such license.
Section 3.7 Tracing of and Priorities in Proceeds. The ABL Agent, for itself and on behalf of the ABL Secured Parties, and the Term Agent, for itself and on behalf of the Term Secured Parties, further agree that prior to an issuance of any notice of Exercise of Any Secured Creditor Remedies by such Secured Party (unless a bankruptcy or insolvency Event of Default then exists), any proceeds of Collateral, whether or not deposited under control agreements, which are used by any Credit Party to acquire other property which is Collateral shall not (solely as between the Agents and the other Secured Parties) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. In addition, unless and until the Discharge of the ABL Obligations occurs, the Term Agent and the other Term Secured Parties each consents and agrees to the application, prior to the giving in accordance with Section 7.5 of a Term Cash Proceeds Notice to the ABL Agent with respect thereto, of cash or other proceeds of Term Priority Collateral deposited under control agreements or otherwise deposited in a Deposit Account, Securities Account or Commodity Account (other than any cash held in Term Loan Priority Accounts) to the repayment of the ABL Obligations pursuant to the ABL Documents (and any cash or other proceeds of Term Priority Collateral deposited under any control agreement or otherwise deposited in a Deposit Account, Securities Account or Commodity Account (other than any such cash held in Term Loan Priority Accounts) prior to the giving in accordance with Section 7.5 of a Term Cash Proceeds Notice to the ABL Agent with respect to such cash or other proceeds of Term Priority Collateral shall no longer constitute Term Priority Collateral or proceeds thereof but shall constitute ABL Priority Collateral).

Section 3.8 Purchase Right.
(a) If (i) after the occurrence of an Event of Default, the ABL Agent shall sell, lease, license or dispose of all or substantially all of the ABL Priority Collateral by private or public sale, (ii) an Insolvency Proceeding with respect to Warnaco or Holdings shall have occurred or shall have been commenced, or (iii) the ABL Obligations under the ABL Credit Agreement shall have been accelerated (including as a result of any automatic acceleration) or shall remain unpaid following the Revolving Loan Maturity Date (as defined in the ABL Credit Agreement) (each such event described in clauses (i) through (iii) herein above, a “Purchase Option Event”), the Term Secured Parties shall have the opportunity to purchase (at par and without premium) all (but not less than all) of the ABL Obligations pursuant to this Section 3.8; provided, that such option shall expire if the applicable Term Secured Parties fail to deliver a written notice (a “Purchase Notice”) to the ABL Agent with a copy to Warnaco within ten (10) Business Days following the first date the Term Agent obtains actual knowledge of the occurrence of the earliest Purchase Option Event, which Purchase Notice shall (A) be signed by the applicable Term Secured Parties committing to such purchase (the “Purchasing Creditors”) and indicate the percentage of the ABL Obligations to be purchased by each Purchasing Creditor (which aggregate commitments must add up to 100% of the ABL Obligations) and (B) state that (1) it is a Purchase Notice delivered pursuant to Section 3.8 of this Agreement and (2) the offer contained therein is irrevocable. Upon receipt of such Purchase Notice by the ABL Agent, the Purchasing Creditors shall have from the date of delivery thereof to and including the date that is ten (10) Business Days after the Purchase Notice was received by the ABL Agent to purchase all (but not less than all) of the ABL Obligations pursuant to this Section 3.8 (the date of such purchase, the “Purchase Date”).
(b) On the Purchase Date, the ABL Agent and the other ABL Secured Parties shall, subject to any required approval of any Governmental Authority and any limitation in the ABL Credit Agreement or any other ABL Document, in each case then in effect, if any, sell to the Purchasing Creditors all (but not less than all) of the ABL Obligations. On the Purchase Date, the Purchasing Creditors shall (i) pay to the ABL Agent, for the benefit of the ABL Secured Parties, as directed by the ABL Agent, in immediately available funds (x) the full amount in the relevant currencies (at par and without premium) of all ABL Obligations then outstanding together with all accrued and unpaid interest and fees thereon, all in the amounts specified by the ABL Agent and determined in accordance with the applicable ABL Documents and (y) without duplication of clause (x), the full amount in the relevant currencies (at par and without premium) of all ABL Canadian Secured Obligations then outstanding together with all accrued and unpaid interest and fees thereon, all in the amounts specified by the ABL Agent and determined in accordance with the ABL Canadian Credit Agreement or other applicable document governing or evidencing any such ABL Canadian Secured Obligations, (ii) furnish such amount of cash collateral in immediately available funds as the ABL Agent determines is reasonably necessary to secure ABL Secured Parties in connection with any (w) indemnification obligations of the ABL Credit Parties under the ABL Documents, (x) ABL Cash Management Obligations and ABL Obligations under or in connection with ABL Hedging Agreements, (y) issued and outstanding letters of credit issued under the ABL Credit Agreement but, with respect to this clause (y), not in any event in an amount greater than 105% of the aggregate undrawn amount of all such outstanding letters of credit and (z) contingent guarantee obligations under any ABL Canadian Credit Agreement Guaranty and any other contingent obligations constituting ABL Canadian Secured Obligations, which amount in the case of this clause (z) with respect to contingent guarantee obligations under any ABL Canadian Credit Agreement Guaranty shall be the maximum amount of contingent guarantee obligations payable thereunder as determined by the ABL Agent, but with respect to guarantee obligations relating to issued and outstanding letters of credit issued under the ABL Canadian Credit Agreement shall not in any event be in an amount greater than 105% of the aggregate undrawn amount of all such outstanding letters of credit (and in the case of clauses (w), (x), (y) and (z) herein above, any excess of such cash collateral for such indemnification obligations, ABL Cash Management Obligations and ABL Obligations under or in connection with ABL Hedging Agreements, letters of credit, contingent guarantee obligations under any ABL Canadian Credit Agreement Guaranty or any other contingent obligations constituting ABL Canadian Secured Obligations remaining at such time when there are no longer any such indemnification obligations, ABL Cash Management Obligations and ABL Obligations under or in connection with ABL Hedging Agreements, letters of credit outstanding, ABL Canadian Credit Agreement Guaranties or any ABL Canadian Secured Obligations and there are no unreimbursed amounts then owing in respect of such indemnification obligations, ABL Cash Management Obligations and ABL Obligations under or in connection with ABL Hedging Agreements, drawings under such letters of credit, any ABL Canadian Credit Agreement Guaranties or any ABL Canadian Secured Obligations shall be promptly paid over to the Term Agent) and (iii) agree to reimburse the ABL Secured Parties for any loss, cost, damage or expense (A) resulting from the granting of provisional credit for any checks, wire or ACH transfers that are reversed or not final or other payments provisionally credited to any of the ABL Obligations under the ABL Credit Agreement, any other ABL Document or the ABL Canadian Credit Agreement or any other document governing or evidencing any ABL Canadian Secured Obligations and as to which the ABL Agent and ABL Secured Parties have not yet received final payment as of the Purchase Date, and (B) for any indemnification obligations, ABL Cash Management Obligations and ABL Obligations under or in connection with ABL Hedging Agreements, letters of credit, ABL Canadian Credit Agreement Guaranties or any ABL Canadian Secured Obligations, to the extent that the cash collateral delivered pursuant to clauses (w), (x), (y) and (z) above, are insufficient to pay such ABL Obligations and ABL Canadian Secured Obligations in full. Such purchase price shall be remitted by wire transfer in immediately available funds to such bank account or accounts of the ABL Agent (for the benefit of the ABL Secured Parties) as the ABL Agent shall have specified in writing to the Term Agent. Interest and fees shall be calculated to but excluding the Purchase Date if the amounts so paid by the Purchasing Creditors to the bank account or accounts designated by the ABL Agent are received in such bank account or accounts prior to 11:00 a.m., New York time, and interest shall be calculated to and including such Purchase Date if the amounts so paid by the Purchasing Creditors to the bank account or accounts designated by the ABL Agent are received in such bank account or accounts after 11:00 a.m., New York time.

(c) Any purchase pursuant to the purchase option set forth in this Section 3.8 shall, except as provided below, be expressly made without representation or warranty of any kind by the ABL Agent or the other ABL Secured Parties as to the ABL Obligations, the collateral or otherwise, and without recourse to the ABL Agent and the other ABL Secured Parties as to the ABL Obligations, the collateral or otherwise, except that the ABL Agent and each of the ABL Secured Parties, as to itself only, shall represent and warrant only (i) the principal amount of the ABL Obligations being sold by it, (ii) that such Person has not created any Lien on any ABL Obligations being sold by it that has not been discharged at the time of or prior to such sale, and (iii) that such Person has the right to assign the ABL Obligations being assigned by it and its assignment agreement has been duly authorized and delivered.
(d) Upon notice to the Credit Parties by the Term Agent and the ABL Agent that the purchase of ABL Obligations pursuant to this Section 3.8 has been consummated by delivery of the purchase price and other required amounts to the ABL Agent, the Credit Parties shall treat the Purchasing Creditors as holders of the ABL Obligations and the Term Agent shall be deemed appointed to act in such capacity as the “agent” or “administrative agent” (or analogous capacity) (the “Replacement Agent”) under the ABL Documents, for all purposes hereunder and under each ABL Document (it being agreed that the ABL Agent shall have no obligation to act as such replacement “agent” or “administrative agent” (or analogous capacity)). In connection with any purchase of ABL Obligations pursuant to this Section 3.8, each ABL Lender and ABL Agent agrees to enter into and deliver to the Replacement Agent on behalf of the Purchasing Creditors on the Purchase Date, as a condition to closing, an assignment agreement customarily used by the ABL Agent in connection with the ABL Credit Agreement and the ABL Agent and each other ABL Lender shall deliver all possessory Collateral (if any), together with any necessary endorsements and other documents (including any applicable stock powers or bond powers), then in its possession or in the possession of its agent or bailee (other than the Term Agent), or turn over control as to any pledged Collateral, deposit accounts or securities accounts constituting Collateral of which it or its agent or bailee (other than the Term Agent) then has control, as the case may be, to the Replacement Agent, and deliver the loan register and participant register, if applicable, and all other records of outstanding amounts pertaining to the ABL Obligations to the Replacement Agent and otherwise take such actions as may be reasonably appropriate to effect an orderly transition to the Replacement Agent. Upon the consummation of the purchase of the ABL Obligations pursuant to this Section 3.8, the ABL Agent (and all other agents under the ABL Credit Agreement or any other ABL Documents) shall be deemed to have resigned as an “agent” or “administrative agent” for the ABL Secured Parties under the ABL Documents; provided that the ABL Agent (and all other agents under the ABL Credit Agreement or any other ABL Documents) shall be entitled to all of the rights and benefits of a former “agent” or “administrative agent” under the ABL Credit Agreement or such other ABL Document.
(e) Notwithstanding the foregoing purchase of the ABL Obligations by the Purchasing Creditors, the ABL Secured Parties shall retain those contingent indemnification obligations and other obligations under the ABL Documents which by their express terms would survive any repayment of the ABL Obligations pursuant to this Section 3.8.

Section 3.9 Payments Over.
(a) So long as the Discharge of Term Obligations has not occurred, any Term Priority Collateral or Proceeds thereof not constituting ABL Priority Collateral received by the ABL Agent or any other ABL Secured Party in connection with the exercise of any right or remedy (including set off) relating to the Term Priority Collateral in contravention of this Agreement (it being understood that the application of proceeds from any Deposit Account, Securities Account or Commodity Account prior to the giving in accordance with Section 7.5 of a Term Cash Proceeds Notice to the ABL Agent with respect to such proceeds shall not be deemed in contravention of this Agreement) shall be segregated and held in trust and forthwith paid over to the Term Agent for the benefit of the Term Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Term Agent is hereby authorized to make any such endorsements as agent for the ABL Agent or any such other ABL Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
(b) So long as the Discharge of ABL Obligations has not occurred, any ABL Priority Collateral or Proceeds thereof not constituting Term Priority Collateral received by the Term Agent or any other Term Secured Party in connection with the exercise of any right or remedy (including set off) relating to the ABL Priority Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the ABL Agent for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Agent is hereby authorized to make any such endorsements as agent for the Term Agent or any such other Term Secured Party. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
ARTICLE 4
APPLICATION OF PROCEEDS
Section 4.1 Application of Proceeds.
(a) Revolving Nature of ABL Obligations. The Term Agent, for and on behalf of itself and the Term Secured Parties, expressly acknowledges and agrees that (i) the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agent and the ABL Lenders will apply payments and make advances and other financial accommodations thereunder, and that no application of any Collateral or proceeds thereof or the release of any Lien by the ABL Agent upon any portion of the Collateral in connection with a permitted disposition by any of the ABL Credit Parties under any ABL Credit Agreement shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the obligations guaranteed under any ABL Canadian Credit Agreement Guaranty include obligations with respect to a revolving commitment provided in the ABL Canadian Credit Agreement and that in the ordinary course of business the lenders providing such revolving commitment and the agent for such lenders will apply payments and make advances and other financial accommodations thereunder, (iii) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, amended and restated, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Term Secured Parties and without affecting the provisions hereof; and (iv) all Collateral received by the ABL Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Obligations at any time; provided, however, that from and after the date on which the ABL Agent (or any ABL Secured Party) or the Term Agent (or any Term Secured Party)

commences the Exercise of Any Secured Creditor Remedies, all amounts received by the ABL Agent or any ABL Lender in respect thereof shall be applied as specified in this Section 4.1. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Term Obligations, or any portion thereof. Notwithstanding anything to the contrary contained in this Agreement, any Term Document or any ABL Document, each Credit Party and the Term Agent, for itself and on behalf of the Term Secured Parties, agrees that (i) only Term Priority Collateral or proceeds of the Term Priority Collateral shall be deposited in the Term Loan Priority Accounts and (ii) prior to the receipt of a Term Cash Proceeds Notice with respect thereof, the ABL Secured Parties are hereby permitted to treat as ABL Priority Collateral all cash, cash equivalents, Money, collections and payments deposited in any ABL Deposit and Securities Account or otherwise received by any ABL Secured Parties, and no such amounts credited to any such ABL Deposit and Securities Account or received by any ABL Secured Parties or applied to the ABL Obligations shall be subject to disgorgement or deemed to be held in trust for the benefit of the Term Secured Parties (and all claims of the Term Agent or any other Term Secured Party to such amounts are hereby waived).
(b) Application of Proceeds of ABL Priority Collateral. The ABL Agent and the Term Agent hereby agree that all ABL Priority Collateral, ABL Priority Proceeds and all other Proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to the ABL Priority Collateral shall be applied, first, to the payment of costs and expenses of the ABL Agent in connection with such Exercise of Secured Creditor Remedies, second, to the payment, discharge or cash collateralization of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred, third, to the payment of the Term Obligations in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred, and fourth, the balance, if any, to the Credit Parties or as a court of competent jurisdiction may direct.
(c) Application of Proceeds of Term Priority Collateral. The ABL Agent and the Term Agent hereby agree that all Term Priority Collateral, Term Priority Proceeds and all other Proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to the Term Priority Collateral shall be applied, first, to the payment of costs and expenses of the Term Agent in connection with such Exercise of Secured Creditor Remedies, second, to the payment of the Term Obligations in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred,

third, to the payment, discharge or cash collateralization of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred; and
fourth, the balance, if any, to the Credit Parties or as a court of competent jurisdiction may direct.
(d) Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the ABL Agent shall have no obligation or liability to the Term Agent or to any Term Secured Party, and the Term Agent shall have no obligation or liability to the ABL Agent or any ABL Secured Party, regarding the adequacy of any Proceeds or for any action or omission, except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement. Notwithstanding anything to the contrary herein contained, none of the Parties hereto waives any claim that it may have against a Secured Party on the grounds that any sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the Uniform Commercial Code.
(e) Turnover of Collateral After Discharge. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Term Agent or shall execute such documents as the Term Agent may reasonably request to enable the Term Agent to have control over any Control Collateral still in the ABL Agent’s possession, custody, or control in the same form as received with any necessary endorsements (in each case, subject to the reinstatement provisions of Section 5.3), or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Term Obligations, the Term Agent shall deliver to the ABL Agent or shall execute such documents as the ABL Agent may reasonably request to enable the ABL Agent to have control over any Control Collateral still in the Term Agent’s possession, custody or control in the same form as received with any necessary endorsements (in each case, subject to the reinstatement provisions of Section 5.3), or as a court of competent jurisdiction may otherwise direct.
Section 4.2 Specific Performance. Each of the ABL Agent and the Term Agent is hereby authorized to demand specific performance of this Agreement, whether or not any Borrower or any Guarantor shall have complied with any of the provisions of any of the Credit Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the ABL Agent, for and on behalf of itself and the ABL Secured Parties, and the Term Agent, for and on behalf of itself and the Term Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE 5
INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS
Section 5.1 Notice of Acceptance and Other Waivers.
(a) All ABL Obligations at any time made or incurred by the ABL US Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the Term Agent, on behalf of itself and the Term Secured Parties, hereby waives notice of acceptance, or proof of reliance, by the ABL Agent or any ABL Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations. All Term Obligations at any time made or incurred by any Term Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the ABL Agent, on behalf of itself and the ABL Secured Parties, hereby waives notice of acceptance, or proof of reliance, by the Term Agent or any Term Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Term Obligations.
(b) None of the ABL Agent, any ABL Secured Party, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the ABL Agent or any ABL Secured Party honors (or fails to honor) a request by the ABL US Borrower for an extension of credit pursuant to any ABL Credit Agreement or any of the other ABL Documents, whether the ABL Agent or any ABL Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any Term Credit Agreement or any other Term Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Agent or any ABL Secured Party otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the express terms and conditions hereof), neither the ABL Agent nor any ABL Secured Party shall have any liability whatsoever to the Term Agent or any Term Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The ABL Agent and the ABL Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under any ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the Term Agent or any of the Term Secured Parties have in the Collateral, except as otherwise expressly set forth in this Agreement. The Term Agent, on behalf of itself and the Term Secured Parties, agrees that neither the ABL Agent nor any ABL Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the ABL Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.
(c) None of the Term Agent, any Term Secured Party or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the Term Agent or any Term Secured Party honors (or fails to honor) a request by any Term Borrower for an extension of credit pursuant to any Term Credit Agreement or any of the other Term Documents, whether the Term Agent or any Term Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any ABL Credit

Agreement or any other ABL Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the Term Agent or any Term Secured Party otherwise should exercise any of its contractual rights or remedies under the Term Documents (subject to the express terms and conditions hereof), neither the Term Agent nor any Term Secured Party shall have any liability whatsoever to the ABL Agent or any ABL Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The Term Agent and the Term Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under the Term Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the ABL Agent or any ABL Secured Party has in the Collateral, except as otherwise expressly set forth in this Agreement. The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that none of the Term Agent or the Term Secured Parties shall incur any liability as a result of a sale, lease, license, application, or other disposition of the Collateral or any part or Proceeds thereof, pursuant to the Term Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.
Section 5.2 Modifications to ABL Documents, Term Documents and ABL Canadian Documents.
(a) The Term Agent, on behalf of itself and the Term Secured Parties, hereby agrees that, without affecting the obligations of the Term Agent and the Term Secured Parties hereunder, the ABL Agent and the ABL Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to the Term Agent or any Term Secured Party, and without incurring any liability to the Term Agent or any Term Secured Party or impairing or releasing the subordination of Lien Priority provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the ABL Documents in any manner whatsoever (other than in a manner which would contravene the provisions of this Agreement), including, without limitation, to:
(i) change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the ABL Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the ABL Obligations or any of the ABL Documents;
(ii) subject to Section 2.5, retain or obtain a Lien on any Property of any Person to secure any of the ABL Obligations, and in connection therewith to enter into any additional ABL Documents;
(iii) amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of any of the ABL Obligations;
(iv) release its Lien on any Collateral or other Property;

(v) exercise or refrain from exercising any rights against the ABL US Borrower, any Guarantor, or any other Person;
(vi) subject to Section 2.5, retain or obtain the primary or secondary obligation of any other Person with respect to any of the ABL Obligations; and
(vii) otherwise manage and supervise the ABL Obligations as the ABL Agent shall deem appropriate.
(b) The ABL Agent, on behalf of itself and the ABL Secured Parties, hereby agrees that, without affecting the obligations of the ABL Agent and the ABL Secured Parties hereunder, the Term Agent and the Term Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to the ABL Agent or any ABL Secured Party, and without incurring any liability to the ABL Agent or any ABL Secured Party or impairing or releasing the subordination of Lien Priority provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Term Documents in any manner whatsoever (other than in a manner which would contravene the provisions of this Agreement), including, without limitation, to:
(i) change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Term Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Term Obligations or any of the Term Documents;
(ii) subject to Section 2.5, retain or obtain a Lien on any Property of any Person to secure any of the Term Obligations, and in connection therewith to enter into any additional Term Documents;
(iii) amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of any of the Term Obligations;
(iv) release its Lien on any Collateral or other Property;
(v) exercise or refrain from exercising any rights against any Term Borrower, any Guarantor, or any other Person;
(vi) subject to Section 2.5, retain or obtain the primary or secondary obligation of any other Person with respect to any of the Term Obligations; and
(vii) otherwise manage and supervise the Term Obligations as the Term Agent shall deem appropriate.

(c) The ABL Obligations and the Term Obligations may be refinanced, in whole or in part, from time to time, in each case, without notice to or the consent of the ABL Agent, the ABL Secured Parties, the Term Agent or the Term Secured Parties, as the case may be, all without affecting the Lien Priorities provided for herein or the other provisions hereof, provided, however, that the holders of any class or series of such refinancing Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the ABL Agent or the Term Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the ABL Agent or the Term Agent, as the case may be, and any such refinancing transaction shall be in accordance with any applicable provisions of both the ABL Documents and the Term Documents (to the extent such documents survive the refinancing).
(d) The Term Agent, on behalf of itself and the Term Secured Parties, hereby agrees that, without affecting the obligations of the Term Agent and the Term Secured Parties hereunder, without the consent of or notice to the Term Agent or any Term Secured Party, and without the ABL Agent or any ABL Secured Party incurring any liability to the Term Agent or any Term Secured Party or impairing or releasing the subordination of Lien Priority provided for herein, the ABL Canadian Credit Agreement and any other Loan Document (as defined in the ABL Canadian Credit Agreement) may be amended, restated, supplemented, replaced, refinanced, extended, consolidated, restructured, or otherwise modified in any manner whatsoever, including, without limitation, to:
(i) change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the ABL Canadian Secured Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the ABL Canadian Secured Obligations or the ABL Canadian Credit Agreement or any other Loan Documents (as defined in the ABL Canadian Credit Agreement);
(ii) retain or obtain a Lien on any Property of any Person to secure any of the ABL Canadian Secured Obligations, and in connection therewith to enter into any additional Loan Documents (as defined in the ABL Canadian Credit Agreement);
(iii) amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of any of the ABL Canadian Secured Obligations;
(iv) release its Lien on any collateral or other Property securing any of the ABL Canadian Secured Obligations;
(v) exercise or refrain from exercising any rights against the borrower or any guarantor under or with respect to the ABL Canadian Credit Agreement or any other Person;
(vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the ABL Canadian Secured Obligations; and
(vii) otherwise manage and supervise the ABL Canadian Secured Obligations as the holders of the ABL Canadian Secured Obligations (or any agent or trustee therefor) shall deem appropriate.

The ABL Canadian Secured Obligations may be refinanced, in whole or in part, from time to time, in each case, without notice to or the consent of the Term Agent or the Term Secured Parties, all without affecting the Lien Priorities provided for herein or the other provisions hereof.
Section 5.3 Reinstatement and Continuation of Agreement.
(a) If the ABL Agent or any ABL Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the ABL US Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations or the ABL Canadian Secured Obligations (an “ABL Recovery”), then the ABL Obligations and/or the ABL Canadian Secured Obligations, as applicable, shall be reinstated to the extent of such ABL Recovery. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the Term Agent, the ABL Secured Parties, and the Term Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to or a discharge of any Borrower or any Guarantor in respect of the ABL Obligations or the Term Obligations. No priority or right of the ABL Agent or any ABL Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of the ABL US Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Agent or any ABL Secured Party may have.
(b) If the Term Agent or any Term Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Term Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the Term Obligations (a “Term Recovery”), then the Term Obligations shall be reinstated to the extent of such Term Recovery. If this Agreement shall have been terminated prior to such Term Recovery, this Agreement shall be reinstated in full force and effect in the event of such Term Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the Term Agent, the ABL Secured Parties, and the Term Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to or a discharge of any Borrower or any Guarantor in respect of the ABL Obligations or the Term Obligations. No priority or right of the Term Agent or any Term Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Term Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the Term Documents, regardless of any knowledge thereof which the Term Agent or any Term Secured Party may have.

ARTICLE 6
INSOLVENCY PROCEEDINGS
Section 6.1 DIP Financing.
(a) If the ABL US Borrower or any Guarantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of ABL Obligations, and the ABL Agent or any of the ABL Secured Parties shall seek to provide the ABL US Borrower or any Guarantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting ABL Priority Collateral under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) (each, a “DIP Financing”), with such DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws), would be Collateral), then the Term Agent, on behalf of itself and the Term Secured Parties, agrees that it will raise no objection and will not support any objection to such DIP Financing or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the Term Agent or any Term Secured Party securing the Term Obligations or on any other grounds (and will not request any adequate protection with respect to its Lien on the ABL Priority Collateral solely as a result of such DIP Financing that is ABL Priority Collateral), so long as (i) the Term Agent retains its Lien on the Collateral to secure the Term Obligations (in each case, including Proceeds thereof arising after the commencement of the case under any Debtor Relief Laws) and, as to the Term Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the subject Debtor Relief Laws and any Lien on the Term Priority Collateral securing such DIP Financing is junior and subordinate to the Lien of the Term Agent on the Term Priority Collateral, (ii) all Liens on ABL Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the ABL Agent and the ABL Secured Parties securing the ABL Obligations on ABL Priority Collateral, and (iii) the foregoing provisions of this Section 6.1(a) shall not prevent the Term Agent and the Term Secured Parties from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws.
(b) If any Term Borrower or any Guarantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of Term Obligations, and the Term Agent or any of the Term Secured Parties shall seek to provide any Term Borrower or any Guarantor with, or consent to a third party providing, any DIP Financing, with such DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws), would be Collateral), then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that it will raise no objection and will not support any objection to such DIP Financing or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the ABL Agent or any ABL Secured Party securing the ABL Obligations or on any other grounds (and will not request any adequate protection with respect to its Lien on the Term Priority Collateral solely as a result of such DIP Financing that is Term Priority Collateral), so long as (i) the ABL Agent retains its Lien on the Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the case under any Debtor Relief Law) and, as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the subject Debtor Relief Laws and any Lien on ABL Priority Collateral securing such DIP Financing is junior and subordinate to the Lien of the ABL Agent on the ABL Priority Collateral, (ii) all Liens on Term Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the Term Agent and the Term Secured Parties securing the Term Obligations on Term Priority Collateral, and (iii) the foregoing provisions of this Section 6.1(b) shall not prevent the ABL Agent and the ABL Secured Parties from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws.
(c) All Liens granted to the ABL Agent or the Term Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement. For clarity, the ABL Agent and the ABL Secured Parties shall not seek to “prime” the Lien of the Term Agent and the Term Secured Parties on the Term Priority Collateral and the Term Agent and the Term Secured Parties shall not seek to “prime” the Lien of the ABL Agent and the ABL Secured Parties on the ABL Priority Collateral.
Section 6.2 Relief From Stay. Until the Discharge of ABL Obligations has occurred, the Term Agent, on behalf of itself and the Term Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Priority Collateral without the ABL Agent’s express written consent. Until the Discharge of Term Obligations has occurred, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Term Priority Collateral without the Term Agent’s express written consent, except in order for the ABL Agent to obtain and utilize the rights and benefits conferred upon it pursuant to Section 3.6. In addition, neither the Term Agent nor the ABL Agent shall seek any relief from the automatic stay with respect to any Collateral without providing three (3) days’ prior written notice to the other, unless such period is agreed by both the ABL Agent and the Term Agent to be modified or unless the ABL Agent or Term Agent, as applicable, makes a good faith determination that either (A) the ABL Priority Collateral or the Term Priority Collateral, as applicable, will decline speedily in value or (B) the failure to take any action will have a reasonable likelihood of endangering the ABL Agent’s or the Term Agent’s ability to realize upon its Collateral.
Section 6.3 No Contest; Adequate Protection.
(a) The Term Agent, on behalf of itself and the Term Secured Parties, agrees that, prior to the Discharge of ABL Obligations, none of them shall seek or accept any form of adequate protection under any or all of §361, §362, §363 or §364 of the Bankruptcy Code with respect to the ABL Priority Collateral, except as set forth in this Section 6.3 or as may otherwise be consented to in writing by the ABL Agent in its sole and absolute discretion. The Term Agent, on behalf of itself and the Term Secured Parties, agrees that, prior to the Discharge of ABL Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the ABL Agent or any ABL Secured Party for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(b) above), (ii) any proposed provision of DIP Financing by the ABL Agent or any of the ABL Secured Parties (or any other Person proposing to provide DIP Financing with the consent of the ABL Agent) (unless in contravention of Section 6.1(a) above) or (iii) any objection by the ABL Agent or any ABL Secured Party to any motion, relief, action, or proceeding based on a claim by the ABL Agent or any ABL Secured Party that its interests in the Collateral (unless in contravention of Section 6.1(b) above) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Agent as adequate protection of its interests are subject to this Agreement.
(b) The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, prior to the Discharge of Term Obligations, none of them shall seek or accept any form of adequate protection under any or all of §361, §362, §363 or §364 of the Bankruptcy Code with respect to the Term Priority Collateral, except as set forth in this Section 6.3 or as may otherwise be consented to in writing by the Term Agent in its sole and absolute discretion. The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, prior to the Discharge of Term Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the Term Agent or any Term Secured Party for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(a) above), (ii) any proposed provision of DIP Financing by the Term Agent or any of the Term Secured Parties (or any other Person proposing to provide DIP Financing with the consent of the Term Agent) (unless in contravention of Section 6.1(b) above) or (iii) any objection by the Term Agent or any Term Secured Party to any motion, relief, action or proceeding based on a claim by the Term Agent or any Term Secured Party that its interests in the Collateral (unless in contravention of Section 6.1(a) above) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the Term Agent as adequate protection of its interests are subject to this Agreement.
(c) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding:
(i) if the ABL Secured Parties (or any subset thereof) are granted adequate protection with respect to the ABL Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted ABL Priority Collateral), then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that the Term Agent, on behalf of itself or any of the Term Secured Parties, may seek or request (and the ABL Secured Parties will not oppose such request unless in contravention of Section 6.1(a)) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the ABL Obligations on the same basis as the other Liens of the Term Agent on ABL Priority Collateral;
(ii) in the event the Term Secured Parties (or any subset thereof) are granted adequate protection in respect of Term Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Term Priority Collateral), then the Term Agent, on behalf of itself and any of the Term Secured Parties, agrees that the ABL Agent, on behalf of itself or any of the ABL Secured Parties, may seek or request (and the Term Secured Parties will not oppose such request) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien (to the extent not in ABL Priority Collateral) will be subordinated to the Liens securing the Term Obligations on the same basis as the other Liens of the ABL Agent on Term Priority Collateral; and

(iii) except as otherwise expressly set forth in Section 6.1(a) or in connection with the exercise of remedies with respect to the ABL Priority Collateral, nothing herein shall limit the rights of the Term Agent or the Term Secured Parties from seeking adequate protection with respect to their rights in the Term Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise). Except as otherwise expressly set forth in Section 6.1(b) or in connection with the exercise of remedies with respect to the Term Priority Collateral, nothing herein shall limit the rights of the ABL Agent or the ABL Secured Parties from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).
Section 6.4 Asset Sales. The Term Agent agrees, on behalf of itself and the Term Secured Parties, that it will not oppose any sale consented to by the ABL Agent of any ABL Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as the Term Agent, for the benefit of the Term Secured Parties, shall retain a Lien on the proceeds of such sale (to the extent such proceeds are not applied to the ABL Obligations in accordance with Section 4.1(b)). The ABL Agent agrees, on behalf of itself and the ABL Secured Parties, that it will not oppose any sale consented to by the Term Agent of any Term Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as (i) any such sale is made in accordance with Section 3.6 and (ii) the ABL Agent, for the benefit of the ABL Secured Parties, shall retain a Lien on the proceeds of such sale (to the extent such proceeds are not applied to the Term Obligations in accordance with Section 4.1(c)). If such sale of Collateral includes both ABL Priority Collateral and Term Priority Collateral and the Parties are unable after negotiating in good faith to agree on the allocation of the purchase price between the ABL Priority Collateral and Term Priority Collateral, either Party may apply to the court in such Insolvency Proceeding to make a determination of such allocation, and the court’s determination shall be binding upon the Parties.
Section 6.5 Separate Grants of Security and Separate Classification. Each Term Secured Party and each ABL Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Collateral Documents and the Term Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Term Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization (or other plan of similar effect under any Debtor Relief Laws) proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL

Secured Parties and the Term Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the Term Secured Parties hereby acknowledge and agree that all distributions with respect to Collateral shall be made as if there were separate classes of ABL Obligation claims and Term Obligation claims against the Credit Parties, with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Term Priority Collateral, as applicable, is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the ABL Secured Parties or the Term Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from each pool of Priority Collateral for each of the ABL Secured Parties and the Term Secured Parties, respectively, before any distribution is made in respect of the claims held by the other Secured Parties from such Collateral, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.
Section 6.6 Enforceability. The provisions of this Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code.
Section 6.7 ABL Obligations Unconditional. All rights of the ABL Agent and the ABL Secured Parties hereunder, and all agreements and obligations of the Term Agent, the Term Secured Parties and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:
A. any lack of validity or enforceability of any ABL Document or the ABL Canadian Credit Agreement or any related document;
B. any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations or the ABL Canadian Secured Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any ABL Document (but solely to the extent permitted pursuant to Section 5.2(a) hereof) or the ABL Canadian Credit Agreement or any related document;
C. any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the ABL Obligations or the ABL Canadian Secured Obligations or any guarantee or guaranty thereof; or
D. any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the ABL Obligations (other than Discharge of ABL Obligations), or of any of the Term Agent, any Term Secured Party or any Credit Party, to the extent applicable, in respect of this Agreement.

Section 6.8 Term Obligations Unconditional. All rights of the Term Agent and the Term Secured Parties hereunder, and all agreements and obligations of the ABL Agent, the ABL Secured Parties and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:
A. any lack of validity or enforceability of any Term Document;
B. any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Term Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Term Document (but solely to the extent permitted pursuant to Section 5.2(b) hereof);
C. any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral, or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the Term Obligations or any guarantee or guaranty thereof; or
D. any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Term Obligations (other than Discharge of Term Obligations), or of any of the ABL Agent, any ABL Secured Party or any Credit Party, to the extent applicable, in respect of this Agreement.
ARTICLE 7
MISCELLANEOUS
Section 7.1 Rights of Subrogation. The Term Agent, for and on behalf of itself and the Term Secured Parties, agrees that no payment to the ABL Agent or any ABL Secured Party pursuant to the provisions of this Agreement shall entitle the Term Agent or any Term Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations shall have occurred. Following the Discharge of ABL Obligations, the ABL Agent agrees to execute such documents, agreements, and instruments as the Term Agent or any Term Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof. The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that no payment to the Term Agent or any Term Secured Party pursuant to the provisions of this Agreement shall entitle the ABL Agent or any ABL Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Term Obligations shall have occurred. Following the Discharge of Term Obligations, the Term Agent agrees to execute such documents, agreements, and instruments as the ABL Agent or any ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Obligations resulting from payments to the Term Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Term Agent are paid by such Person upon request for payment thereof.

Section 7.2 Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Agent or the Term Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.
Section 7.3 Representations. The Term Agent represents and warrants to the ABL Agent that it has the requisite power and authority under the Term Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Term Secured Parties and that this Agreement shall be binding obligations of the Term Agent and the Term Secured Parties, enforceable against the Term Agent and the Term Secured Parties in accordance with its terms. The ABL Agent represents and warrants to the Term Agent that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Secured Parties and that this Agreement shall be binding obligations of the ABL Agent and the ABL Secured Parties, enforceable against the ABL Agent and the ABL Secured Parties in accordance with its terms.
Section 7.4 Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the Term Agent and the ABL Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, no Credit Party will have a right to consent to or approve a modification of this Agreement except to the extent the amendment or waiver would be materially adverse to the Credit Parties.
It is understood that the ABL Agent and the Term Agent, without the consent of any other ABL Secured Party or Term Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations of any of the Credit Parties become ABL Obligations or Term Obligations, as the case may be, under this Agreement (the indebtedness or other obligations described above, “Additional Debt”), which supplemental agreement shall specify whether such Additional Debt constitutes ABL Obligations or Term Obligations; provided that such Additional Debt is permitted to be incurred under any ABL Credit Agreement and any Term Credit Agreement then extant in accordance with the terms thereof.

Section 7.5 Addresses for Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, emailed, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of an email or telecopy or three (3) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the Parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each Party, at such other address as may be designated by such Party in a written notice to all of the other Parties.

ABL Agent:	Bank of America, N.A.
335 Madison Avenue
New York, NY 10017
Attention: Business Capital-Account Executive
Telecopier: 646-556-0260
E-mail: seth.tyminski@baml.com

with a copy to:	Bank of America, N.A.
City Place 1, 35th Floor
CT2-500-35-02
185 Asylum Street
Hartford, Connecticut 06103
Attention: Legal Department
E-mail: timothy.clarke@bankofamerica.com

Term Agent:	JPMorgan Chase Bank, N.A.
c/o JPMorgan Loan Services
1111 Fannin Street
10th Floor
Houston, Texas 77002
Attention: Lisa A. McCants
Telecopier: 713-750-2956
E-mail: lisa.mccants@jpmorgan.com
Section 7.6 No Waiver; Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 7.7 Continuing Agreement, Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the Discharge of ABL Obligations or the Discharge of Term Obligations shall have occurred, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and permitted assigns. Except as set forth in Section 7.4, nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. All references to any Credit Party shall include any Credit Party as debtor-in-possession and any receiver or trustee for such Credit Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the ABL Agent, any ABL Secured Party, the

Term Agent, or any Term Secured Party may assign or otherwise transfer all or any portion of the ABL Obligations or the Term Obligations in accordance with the ABL Credit Agreement, other relevant ABL Document, the Term Credit Agreement or other relevant Term Document, in each case, as applicable, to any other Person (other than any Borrower, any Guarantor or any Affiliate of any Borrower or any Guarantor and any Subsidiary of any Borrower or any Guarantor), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Agent, the Term Agent, any ABL Secured Party, or any Term Secured Party, as the case may be, herein or otherwise. The ABL Secured Parties and the Term Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Credit Party on the faith hereof.
Section 7.8 GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.
Section 7.9 Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (in .pdf or similar format) shall be as effective as delivery of a manually signed counterpart of this Agreement.
Section 7.10 No Third Party Beneficiaries. This Agreement is solely for the benefit of the ABL Agent, ABL Secured Parties, Term Agent and Term Secured Parties. Except for amendments and waivers which require the consent of any of the Credit Parties pursuant to Section 7.4, no other Person (including any Borrower, any Guarantor or any Affiliate of any Borrower or any Guarantor, or any Subsidiary of any Borrower or any Guarantor) shall be deemed to be a third party beneficiary of this Agreement.
Section 7.11 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.
Section 7.12 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement. The Parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.13 Attorneys’ Fees. The Parties agree that if any dispute, arbitration, litigation, or other proceeding is brought with respect to the enforcement of this Agreement or any provision hereof, the prevailing party in such dispute, arbitration, litigation, or other proceeding shall be entitled to recover its reasonable attorneys’ fees and all other costs and expenses incurred in the enforcement of this Agreement, irrespective of whether suit is brought.
Section 7.14 VENUE; JURY TRIAL WAIVER.
(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY ABL SECURED PARTY OR ANY TERM SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY TERM DOCUMENTS, OR ANY ABL DOCUMENTS AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(b) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER ‘THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR

OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(d) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 7.15 Intercreditor Agreement. This Agreement is the “Intercreditor Agreement” referred to in the ABL Credit Agreement and the Term Credit Agreement. Nothing in this Agreement shall be deemed to subordinate the obligations due to (i) any ABL Secured Party to the obligations due to any Term Secured Party or (ii) any Term Secured Party to the obligations due to any ABL Secured Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.
Section 7.16 No Warranties or Liability. The Term Agent and the ABL Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any ABL Document or any Term Document. Except as otherwise provided in this Agreement, the Term Agent and the ABL Agent will be entitled to manage and supervise their respective extensions of credit to any Credit Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.
Section 7.17 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Term Document, the provisions of this Agreement shall govern.
Section 7.18 Costs and Expenses. All costs and expenses incurred by the Term Agent and the ABL Agent, including, without limitation pursuant to Section 3.8(d) and Section 4.1(e) hereunder, shall be reimbursed by Warnaco and Holdings as provided in Section 10.3 of the Term Credit Agreement (or any similar provision) and Section 11.3 (or any similar provision) of the ABL Credit Agreement.

Section 7.19 Information Concerning Financial Condition of the Credit Parties.
(a) Each of the Term Agent and the ABL Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Credit Parties and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Obligations. The Term Agent and the ABL Agent hereby agree that no Party shall have any duty to advise any other Party of information known to it regarding such condition or any such circumstances. In the event the Term Agent or the ABL Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other Party to this Agreement, (a) it shall be under no obligation (i) to provide any such information to such other Party or any other Party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, (b) it makes no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, and (c) the Party receiving such information hereby agrees to hold the other Party harmless from any action the receiving Party may take or conclusion the receiving Party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving Party may become subject arising out of or in connection with the use of such information.
(b) The Credit Parties agree that any information provided to the ABL Agent, the Term Agent, any ABL Secured Party or any Term Secured Party may be shared by such Person with any ABL Secured Party, any Term Secured Party, the ABL Agent or the Term Agent notwithstanding a request or demand by any such Credit Party that such information be kept confidential; provided that such information shall otherwise be subject to the respective confidentiality provisions in the ABL Credit Agreement and the Term Credit Agreement, as applicable.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the ABL Agent, for and on behalf of itself and the ABL Secured Parties, and the Term Agent, for and on behalf of itself and the Term Secured Parties, have caused this Agreement to be duly executed and delivered as of the date first above written.

BANK OF AMERICA, N.A., in its capacity as the ABL Agent
By:	/s/ Seth Tyminski
	Name:	Seth Tyminski
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., in its capacity as the Term Agent
By:	/s/ Sarah Freedman
	Name:	Sarah Freedman
	Title:	Vice President
[Signature Page to Intercreditor Agreement]

ACKNOWLEDGMENT
Each Borrower and each Guarantor hereby acknowledges that it has received a copy of this Agreement as in effect on the date hereof and consents thereto, agrees to recognize all rights granted thereby to the ABL Agent, the ABL Secured Parties, the Term Agent, and the Term Secured Parties (including pursuant to Section 7.18) and grants the Liens contemplated by Section 3.2 thereof. Each Borrower and each Guarantor further acknowledges and agrees that, except for amendments for which their consent is required pursuant to Section 7.4, it is not an intended beneficiary or third party beneficiary under this Agreement and (i) as between the ABL Secured Parties, the ABL US Borrower and Guarantors, the ABL Documents remain in full force and effect as written and are in no way modified hereby, and (ii) as between the Term Secured Parties, the Term Borrowers and Guarantors, the Term Documents remain in full force and effect as written and are in no way modified hereby.
Without limiting the foregoing, Holdings, the Borrowers and the other Credit Parties consent to the rights granted to the ABL Secured Parties, and the performance by the Term Agent of the obligations, set forth in Section 3.6 of this Agreement and acknowledge and agree that neither the Term Agent nor any other Term Secured Party shall ever be accountable or liable for any action taken or omitted by the ABL Agent or any other ABL Secured Party or its or any of their officers, employees, agents successors or assigns in connection therewith or incidental thereto or in consequence thereof, including any improper use or disclosure of any proprietary information or other Intellectual Property by the ABL Agent or any other ABL Secured Party or its or any of their officers, employees, agents, successors or assigns or any other damage to or misuse or loss of any property of the Credit Parties as a result of any action taken or omitted by the ABL Agent or its officers, employees, agents, successors or assigns pursuant to, and in accordance with, Section 3.6 of this Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[Signature Page to Intercreditor Agreement]

CREDIT PARTIES:

WARNACO INC.

By:	/s/ Jay Dubiner

	Name:	Jay Dubiner
	Title:	Senior Vice President, General Counsel and Secretary

THE WARNACO GROUP, INC.

By:	/s/ Jay Dubiner

	Name:	Jay Dubiner
	Title:	Senior Vice President, General Counsel and Secretary

AUTHENTIC FITNESS ON-LINE, INC.
CALVIN KLEIN JEANSWEAR COMPANY
CCC ACQUISITION CORP.
CKJ HOLDINGS, INC.
DESIGNER HOLDINGS LTD.
OCEAN PACIFIC APPAREL CORP.
WARNACO PUERTO RICO, INC.
WARNACO RETAIL INC.
WARNACO SWIMWEAR INC.
WARNACO SWIMWEAR PRODUCTS INC.
CKU.COM INC.
WARNACO U.S., INC.

By:	/s/ Stanley P. Silverstein

	Name:	Stanley P. Silverstein
	Title:	President and Secretary
[Signature Page to Intercreditor Agreement]